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                                                                   Exhibit 10.25

                                                           Execution Counterpart

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                        WAREHOUSE AND SECURITY AGREEMENT

                          Dated as of December 14, 2001

                       FINANCIAL PACIFIC FUNDING II, LLC,
                                  as Borrower,

                           FINANCIAL PACIFIC COMPANY,
                solely for the purpose set forth in Section 7.05,

                         FINANCIAL PACIFIC LEASING, LLC,
                        as an Originator and as Servicer,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary,

                                       and

                          WESTSIDE FUNDING CORPORATION,
                                    as Lender

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS AND ACCOUNTING MATTERS........................................................          1

         Section 1.01.         Defined Terms....................................................................          1

         Section 1.02.         Accounting Terms and Determinations..............................................          1

ARTICLE II            ADVANCES, NOTE AND PREPAYMENTS............................................................          2

         Section 2.01.         Advances.........................................................................          2

         Section 2.02.         The Note.........................................................................          2

         Section 2.03.         Procedures for Borrowing.........................................................          3

         Section 2.04.         Delivery of Required Documents...................................................          3

         Section 2.05.         Repayment of Advances; Interest..................................................          4

         Section 2.06.         Illegality; Substituted Interest Rates...........................................          4

         Section 2.07.         Determination of Borrowing Base; Mandatory Prepayments or Pledge.................          5

         Section 2.08.         Optional Prepayments; Indemnity..................................................          7

         Section 2.09.         Requirements of Law..............................................................          7

         Section 2.10.         Purpose of Advances..............................................................          8

         Section 2.11.         Extension of Expected Facility Termination Date..................................          8

         Section 2.12.         Taxes............................................................................          9

ARTICLE III           PAYMENTS; COMPUTATIONS....................................................................          9

         Section 3.01.         Payments.........................................................................          9

         Section 3.02.         Computations.....................................................................         10

         Section 3.03.         Settlement Procedures............................................................         10

ARTICLE IV            COLLATERAL SECURITY.......................................................................         12

         Section 4.01.         Collateral; Security Interest....................................................         12

         Section 4.02.         Further Documentation............................................................         14

         Section 4.03.         Changes in Locations, Name, etc..................................................         14

         Section 4.04.         Collateral Agent's Appointment as Attorney-in-Fact...............................         14

         Section 4.05.         Reimbursement for Performance by Collateral Agent of Borrower's Obligations......         16

         Section 4.06.         Proceeds.........................................................................         16

         Section 4.07.         Remedies.........................................................................         16

         Section 4.08.         Servicing Rights.................................................................         17

         Section 4.09.         Limitation on Duties Regarding Preservation of Collateral........................         18
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         Section 4.10.         Powers Coupled with an Interest..................................................         18

         Section 4.11.         Release of Security Interest.....................................................         18

         Section 4.12.         Rights of Secured Parties; Limitations on Secured Parties' Obligations...........         18

         Section 4.13.         Opinion Concerning Preservation of Security Interests............................         19

ARTICLE V             CONDITIONS PRECEDENT......................................................................         19

         Section 5.01.         Initial Advance..................................................................         19

         Section 5.02.         Initial and Subsequent Advances..................................................         22

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................         24

         Section 6.01.         Representations and Warranties Relating to the Borrower..........................         24

         Section 6.02.         Representations and Warranties of FinPac.........................................         29

ARTICLE VII           COVENANTS.................................................................................         34

         Section 7.01.         Affirmative Covenants of Borrower and Servicer...................................         34

         Section 7.02.         Reporting Requirements...........................................................         36

         Section 7.03.         Negative Covenants of Borrower and Servicer......................................         37

         Section 7.04.         Separate Existence...............................................................         39

         Section 7.05.         Covenants of Financial Pacific Company...........................................         41

         Section 7.06.         Securitizations..................................................................         41

ARTICLE VIII          EVENTS OF DEFAULT.........................................................................         42

         Section 8.01.         Events of Default................................................................         42

ARTICLE IX            REMEDIES UPON DEFAULT.....................................................................         45

         Section 9.01.         Remedies.........................................................................         45

ARTICLE X             NO DUTY OF COLLATERAL AGENT...............................................................         45

         Section 10.01.        No Duty of Collateral Agent......................................................         45

ARTICLE XI            PURCHASE OF RELEASE AND SUBSTITUTION OF CONTRACTS.........................................         45

         Section 11.01.        Purchase of Release and Substitution.............................................         45

         Section 11.02.        Procedure........................................................................         46

         Section 11.03.        Objection and Purchase...........................................................         47

         Section 11.04.        Borrower's, Servicer's and Collateral Agent's Subsequent Obligations.............         48

ARTICLE XII           ACCOUNTS; REPORTS.........................................................................         48
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         Section 12.01.        Establishment of Accounts........................................................         48

         Section 12.02.        Deposits into and Withdrawals from Accounts......................................         51

         Section 12.03.        Reports..........................................................................         53

         Section 12.04.        Securities Accounts..............................................................         53

ARTICLE XIII          [RESERVED]................................................................................         54

ARTICLE XIV           MISCELLANEOUS.............................................................................         54

         Section 14.01.        No Waiver; Remedies Cumulative...................................................         54

         Section 14.02.        Notices..........................................................................         54

         Section 14.03.        Indemnification and Expenses.....................................................         55

         Section 14.04.        Amendments; Waivers..............................................................         57

         Section 14.05.        Severability.....................................................................         57

         Section 14.06.        Survival.........................................................................         57

         Section 14.07.        Captions.........................................................................         57

         Section 14.08.        Counterparts.....................................................................         57

         Section 14.09.        GOVERNING LAW; ETC...............................................................         58

         Section 14.10.        SUBMISSION TO JURISDICTION; WAIVERS..............................................         58

         Section 14.11.        Acknowledgments..................................................................         58

         Section 14.12.        No Proceedings...................................................................         59

         Section 14.13.        Assignments; Participations......................................................         59

         Section 14.14.        Servicing........................................................................         59

         Section 14.15.        Periodic Due Diligence Review....................................................         60

         Section 14.16.        Set-Off..........................................................................         61

         Section 14.17.        Confidentiality..................................................................         61

         Section 14.18.        Entire Agreement.................................................................         61

         Section 14.19.        Future Assurances................................................................         62

         Section 14.20.        [Reserved.]......................................................................         62

         Section 14.21.        Third-Party Beneficiaries........................................................         62
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APPENDICES
         APPENDIX A                 Defined Terms

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                        WAREHOUSE AND SECURITY AGREEMENT

         WAREHOUSE AND SECURITY AGREEMENT, dated as of December 14, 2001, among FINANCIAL PACIFIC FUNDING II, LLC, a Delaware limited liability company, as Borrower, FINANCIAL PACIFIC LEASING, LLC, a Washington limited liability company, as Originator and as Servicer, FINANCIAL PACIFIC COMPANY solely for the purpose set forth in Section 7.05, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent and as Securities Intermediary, and WESTSIDE FUNDING CORPORATION, a Delaware corporation, as Lender.

                                   WITNESSETH:

         WHEREAS, the Borrower wishes to borrow certain sums from time to time to provide interim financing of the purchase of certain Contracts;

         WHEREAS, pursuant to the terms and conditions of the Servicing Agreement such Contracts shall be serviced by the Servicer;

         WHEREAS, such Contracts and related assets shall secure Advances to be made by Lender hereunder and the other Secured Obligations; and

         WHEREAS, the Lender is willing, subject to the terms and conditions of this Loan Agreement and in consideration for Borrower granting Panmure or any Affiliate thereof a right to act as exclusive manager or exclusive placement agent in connection with Securitizations related to all or any portion of the Contracts and related assets, to make Advances as more particularly described herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01. Defined Terms. Whenever used in this Agreement (including, without limitation, in the preamble, the recitals and the exhibits hereto), capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined in Appendix A.

         Section 1.02. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

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                                   ARTICLE II

                         ADVANCES, NOTE AND PREPAYMENTS

         Section 2.01. Advances.

         (a) Subject to the terms and conditions of this Loan Agreement, and relying on the representations, warranties and covenants hereinafter set forth, the Lender agrees to make one or more loans (each, an "Advance"; and collectively, the "Advances") to the Borrower from time to time during the Commitment Period up to a maximum principal amount at any one time outstanding equal to the Maximum Facility Amount; provided, however, that no Advance shall be made (i) on a day other than a Permitted Advance Date, (ii) in an amount less than the Minimum Advance Amount, (iii) in an amount which would exceed the Available Commitment on such Permitted Advance Date or (iv) in an amount which, when added to the Total Outstanding Advances on such Permitted Advance Date (before giving effect to the Advance to be made on such Permitted Advance Date), would result in a Borrowing Base Deficiency.

         (b) Subject to the terms and conditions of this Loan Agreement, during the Commitment Period the Borrower may borrow, repay and reborrow hereunder in accordance with the procedures set forth in Sections 2.03 and 2.05.

         (c) In no event shall an Advance be made (i) when any Default has occurred and is continuing or would occur as a result of such Advance or (ii) when any Funding Termination Event has occurred and is continuing or would occur as a result of such Advance.

         (d) The Lender shall have no obligation to make Advances unless each condition precedent set forth in Section 5.01, and Section 5.02, as applicable, shall have been satisfied.

         Section 2.02. The Note.

         (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit H hereto (the "Note"), duly executed by Borrower, dated the date hereof, payable to the order of Lender in a principal amount equal to the amount of the Maximum Facility Amount and otherwise duly completed. Subject to Section 14.13, the Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

         (b) The date and amount of each Advance made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and, at the option of the Lender, endorsed by the Lender on a schedule attached to and constituting part of the Note and any continuation thereof. Such recordation and endorsement shall be conclusive in the absence of manifest error; provided that the failure of the Lender to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note.

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         Section 2.03. Procedures for Borrowing.

         (a) The Borrower may request an Advance hereunder, on any Business Day during the Commitment Period, by delivering to the Lender, with a copy to the Collateral Agent, an irrevocable written Notice of Borrowing and Pledge substantially in the form of Exhibit I hereto (a "Notice of Borrowing and Pledge"), appropriately completed and executed by a Responsible Officer of the Borrower, which Notice of Borrowing and Pledge must be received by the Lender, with a copy to the Collateral Agent, no later than 2:00 p.m., New York, New York time, three (3) Business Days prior to the requested Funding Date of such Advance; provided, that the Borrower shall not request more than one Advance in any calendar week. Such Notice of Borrowing and Pledge shall (i) attach a Contract Schedule identifying the Eligible Contracts (and specifying which of such Contracts are Previously Financed Contracts) that the Borrower proposes to pledge to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and to be included in the Borrowing Base in connection with such Advance, (ii) contain the amount of the requested Advance to be made on such Funding Date, which shall in all events be at least equal to the Minimum Advance Amount and in the case of the initial Funding Date, at least equal to the Minimum Initial Advance Amount, (iii) specify the requested Funding Date, (iv) attach an officer's certificate signed by a Responsible Officer of the Servicer as to the satisfaction of all of the matters referred to in Sections 5.02 (a),
(b) and (c) hereof (a "Borrowing Base Certificate"), and (v) attach such other information reasonably requested by the Lender from time to time.

         (b) With respect to each requested Advance, upon timely satisfaction of all conditions precedent set forth in Sections 5.01 and 5.02 hereof and the timely satisfaction of all procedures set forth in this Section 2.03 and Section 2.04, the Lender shall transfer on the specified Funding Date an amount equal to the excess of (x) the amount of such Advance over (y) the Funding Date Reserve Account Deposit with respect to such Advance, to such account as the Borrower shall designate to Lender in writing, and shall deliver to the Collateral Agent for deposit in the Reserve Account the Funding Date Reserve Account Deposit with respect to such Advance.

         Section 2.04. Delivery of Required Documents.

         (a) The Borrower shall deliver (or cause to be delivered) and release to the Collateral Agent no later than 3:00 p.m., New York, New York time, three
(3) Business Days (unless otherwise provided for pursuant to clause (H) of the definition of Funding Date Documentation) prior to the requested Funding Date (or three (3) Business Days (unless otherwise provided for pursuant to clause
(H) of the definition of Funding Date Documentation) prior to the applicable Deposit Date, in the case of a Substitute Contract ), the Funding Date Documentation pertaining to each Contract to be pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and included in the Borrowing Base on such requested Funding Date or Deposit Date, as applicable, in accordance with the terms and conditions of the Custodial Agreement.

         (b) Pursuant to the Custodial Agreement, the Collateral Agent shall deliver to the Lender no later than 12:00 p.m., New York, New York time, on each Certification Date, (i) a Certification in respect of the Funding Date Documentation for all Contracts pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in connection with such Certification Date and (ii) a Contract Exception Report in respect of each such Contract.

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         (c) If any Contracts to be pledged to the Collateral Agent are
Previously Financed Contracts, (i) concurrently with the delivery of the related Notice of Borrowing and Pledge (or with the delivery of the related Officers' Certificate pursuant to Section 11.02(c), in the case of a Substitute Contract), the Borrower shall have delivered to (x) the Collateral Agent (with a copy to the Lender) an original executed Payoff Letter from each Prior Lender, together with an Officer's Certificate from a Responsible Officer of the Borrower containing a certification that such Responsible Officer has compared each such Payoff Letter to a list of such Previously Financed Contracts and that each such Payoff Letter constitutes a release of the related Prior Lender's security interest in each such Previously Financed Contract (and the other Collateral related thereto), and (y) the Lender or its agent (with a copy to the Collateral Agent) the UCC partial or full releases described in the definition of "Payoff Letter", and (ii) the aggregate amount to be paid under all such Payoff Letters shall not exceed the excess of (x) principal amount of the related Advance over
(y) the Funding Date Reserve Account Deposit required to be deposited in the Reserve Account in respect of such Advance pursuant to Section 2.03(b) hereof.

         Section 2.05. Repayment of Advances; Interest.

         (a) No later than the Facility Termination Date, the Borrower shall pay to the Lender the Total Outstanding Advances, plus all accrued and unpaid interest thereon, and shall pay all other Secured Obligations then accrued, in full.

         (b) The Borrower hereby promises to pay to the Lender interest accrued on the unpaid principal amount of each Advance for each Accrual Period for such Advance until the principal amount of such Advance is paid in full, at a rate per annum equal to the LIBOR Rate for such Advance plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in the Accrual Period for such Advance and a year of 360 days. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the LIBOR Rate plus the Applicable Margin on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the other Loan Documents that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable on each Payment Date.

         (c) If, by the terms of this Loan Agreement or the Note, Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount due hereunder and under the Note.

         Section 2.06. Illegality; Substituted Interest Rates. Notwithstanding any other provisions herein, (a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain any Advances at the LIBOR Rate as contemplated by this Loan Agreement, or (b) in the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor

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reasonable means exist for ascertaining the LIBOR Rate, or (c) the Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that the LIBOR Rate shall not adequately and fairly reflect the cost to the Lender of maintaining or funding the Advances based on such LIBOR Rate,
(x) the obligation of the Lender to make or maintain Advances at the LIBOR Rate shall forthwith be suspended and the Lender shall promptly notify the Borrower thereof (by telephone confirmed in writing) and (y) each Advance then outstanding, if any, shall, from and including the date of the Borrower's receipt of notice from the Lender of the occurrence of any condition set forth in clause (a) , (b) or (c) above, or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of the Base Rate and the rate of interest (including the Applicable Margin) in effect on the date immediately preceding the date any event described in clause (a), (b) or (c) above occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If subsequent to such suspension of the obligation of the Lender to make or maintain the Advances at the LIBOR Rate it becomes lawful for the Lender to make or maintain the Advances at the LIBOR Rate, or the circumstances described in clause (b) or (c) above no longer exist, the Lender shall so notify the Borrower and its obligation to do so shall be reinstated effective as of the date it becomes lawful for Lender to make or maintain the Advances at the LIBOR Rate or the circumstances described in clause
(b) or (c) above no longer exist, and the Lender shall make or maintain, as applicable, the Advances at the LIBOR Rate plus the Applicable Margin upon such reinstatement.

         Section 2.07. Determination of Borrowing Base; Mandatory Prepayments or Pledge.

         (a) If, based on any Servicer's Certificate or Borrowing Base Deficiency Notice delivered by the Servicer or otherwise, the Lender determines that the Total Outstanding Advances exceeds the Borrowing Base, including, without limitation, as a result of any Contract ceasing to be an Eligible Contract (a "Borrowing Base Deficiency"), the Borrower shall no later than 3:00 p.m., New York, New York time, on the third (3rd) Business Day after (x) delivery to the Lender of such Servicer's Certificate or Borrowing Base Deficiency Notice reflecting a Borrowing Base Deficiency or (y) written notice by the Lender to the Borrower that a Borrowing Base Deficiency exists, either
(i) prepay the outstanding principal amount of Advances in part or in whole, together with accrued and unpaid interest on, and other costs relating to, such prepayment under this Agreement payable by the Borrower with respect to, the principal amount prepaid, or (ii) deliver and thereby pledge additional Eligible Contracts and the related Required Documents to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty (which shall be in all respects acceptable to the Lender), such that after giving effect to such prepayment or pledge the Total Outstanding Advances do not exceed the Borrowing Base. Failure to comply with the immediately preceding sentence shall constitute an Event of Default as set forth in Section 8.01(o) of this Loan Agreement. It is understood and agreed that, if the Borrower notifies the Lender pursuant to Section 7.01(g) that it has elected to cure such Borrowing Base Deficiency pursuant to clause
(ii) above and the Collateral Agent shall have not issued to the Lender a Certification with respect to such additional pledged Eligible Contracts, complete and free of exceptions, by 12:00 p.m., New York, New York time, on the Certification Date for such additional pledged Contracts, such failure to comply with clause (ii) above shall be an Event of Default as set forth in Section 8.01(o). It is further understood and agreed that the failure by the Servicer to timely deliver any Servicer's Certificate in accordance with Section 3.09 of the Servicing Agreement or Borrowing Base Deficiency Notice pursuant to Section

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7.01(g) of this Loan Agreement, or a breach of Section 6.01(z) with respect to such certificate or notice as delivered, shall be an Event of Default as set forth in Section 8.01(a), and any such failure or breach shall not be construed as a waiver by the Lender of its right to declare a Borrowing Base Deficiency as set forth in this Section 2.07(a).

         (b) If any Contract ceases to be an Eligible Contract by reason of the violation, with respect to such Contract, of any of the eligibility criteria set forth in Exhibit D hereto the Borrower shall, no later than 3:00 p.m., New York, New York time, on the third (3rd) Business Day after the discovery of such violation, obtain the release of the Collateral Agent's security interest in such Contract, pursuant to Section 4.11, by depositing (or causing to be deposited) into the Distribution Account the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in Section 2.07(a)(i) or (a)(ii).

         (c) If any Contract is required to be purchased from the Borrower by the Servicer pursuant to Section 3.07 of the Servicing Agreement or by FinPac pursuant to Section 5.5 of the Acquisition Agreement, the Borrower, on the date of such purchase, shall obtain the release of the Collateral Agent's security interest in such Contract, pursuant to Section 4.11, by depositing (or causing to be deposited) into the Distribution Account the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in Section 2.07(a)(i) or
(a)(ii).

         (d) If the Borrower shall have elected to purchase the release of any Replaceable Contract from the security interest of the Collateral Agent hereunder on any Deposit Date pursuant to Section 11.01(a), the Borrower shall, no later than 3:00 p.m., New York, New York time, on such Deposit Date, obtain the release of the Collateral Agent's security interest in such Contract, pursuant to Section 4.11, by depositing (or causing to be deposited) into the Distribution Account the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in Section 2.07(a)(i) or (a)(ii); provided further that no such purchase of a release shall be permissible unless the removal of such Replaceable Contract from the pool of Contracts is in accordance with the terms of Section 11.01(c).

         (e) With respect to any Securitization, the amount of the proceeds of such Securitization equal to the aggregate of the Release Prices of the Contracts included in such Securitization shall be deposited in the Distribution Account and applied on the Payment Date occurring as a result of such Securitization to the payment of any amounts then payable by the Borrower to: first, the payment of any Swap Obligations payable by the Borrower to the Hedge Counterparty pursuant to the Interest Rate Hedging Agreements; and, second, the prepayment of the aggregate principal amount of the Total Outstanding Advances, plus all accrued and unpaid interest on the Total Outstanding Advances and all other Secured Obligations then accrued. Such payments shall be made in the order and priority provided in Section 3.03(b). Without limitation of the foregoing,

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any proceeds of a Securitization remaining after giving effect to the payments required to be made on the related Payment Date pursuant to clauses first through ninth of Section 3.03(b) shall be paid to the Borrower pursuant to clause tenth of Section 3.03(b).

         Section 2.08. Optional Prepayments; Indemnity.

         (a) The Borrower may prepay, in whole but not in part (unless the Lender consents in writing to a partial prepayment), the Total Outstanding Advances at any time. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay the Total Outstanding Advances in whole, but not in part, from any source, the Borrower shall give five (5) Business Days' prior written notice thereof to the Lender, specifying the date and amount of prepayment. Any such prepayment shall be accompanied by any Prepayment Premium together with all other Secured Obligations then due and owing. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

         (b) The Borrower agrees to indemnify the Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of (i) the Borrower making any payment or prepayment of principal of any Advance on a day which is not a Payment Date, (ii) any failure by the Borrower to take an Advance hereunder after notice of such Advance has been given pursuant to this Loan Agreement, (iii) any default by the Borrower in making any prepayment of the Total Outstanding Advances on the due date therefor, (iv) any acceleration of the maturity of any Advances by the Lender in accordance with the terms of this Loan Agreement, including, but not limited to, any cost, loss or expense arising in liquidating the Collateral and from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Advances hereunder, or (v) arising from a violation with respect to any Contract of an eligibility criterion set forth in Exhibit D. Indemnification pursuant to this Section shall survive the termination of this Loan Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.

         Section 2.09. Requirements of Law.

         (a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject the Lender to any tax, duty or other charge of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof or in respect of any other amounts payable by the Borrower to the Lender pursuant to this Loan Agreement or any other Loan Document;

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against receivables or other assets held by,

                                   7            Warehouse and Security Agreement
         deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of the Lender; or

                  (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay the Lender, within ten
(10) days after demand by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

         (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such Person's capital as a consequence of the Lender's obligations hereunder (taking into consideration the Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall pay to the Lender, within twenty (20) days after demand by the Lender, such additional amount or amounts as will compensate the Lender for such reduction.

         (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any amounts payable pursuant to this Section 2.09 submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. For clarity, any amounts payable by the Borrower to the Lender pursuant to this Section 2.09 shall be paid directly to the Lender in accordance with Section 3.01 (and shall not be deposited in the Distribution Account).

         Section 2.10. Purpose of Advances. Each Advance shall be used solely to finance the purchase by the Borrower from FinPac of Eligible Contracts that were originated by an Approved Originator and that are identified to the Lender in writing on each Contract Schedule, as such Contract Schedule may be amended from time to time in accordance with the Custodial Agreement.

         Section 2.11. Extension of Expected Facility Termination Date.

         (a) If, upon the occurrence of the Expected Facility Termination Date, each of the conditions specified in clause (b) below shall be satisfied (as determined by the Lender in its sole discretion), the Expected Facility Termination Date shall be extended to the second anniversary of the Closing Date. If the Expected Facility Termination Date shall have been extended in accordance with the immediately preceding sentence and if, upon the occurrence of the Expected Facility Termination Date (as so extended), each of the conditions specified in clause (b) below shall be satisfied (as determined by the Lender in its sole discretion), the Expected Facility Termination Date shall be extended to the third anniversary of the Closing Date. If the Expected Facility Termination Date shall have been extended in accordance with the immediately

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

preceding sentence and if, upon the occurrence of the Expected Facility Termination Date (as so extended), each of the conditions specified in clause
(b) below shall be satisfied (as determined by the Lender in its sole discretion), the Expected Facility Termination Date shall be extended to the fourth anniversary of the Closing Date.

         (b) The Expected Facility Termination Date shall not be extended unless the following conditions have been satisfied: (i) no Funding Termination Event shall have occurred and (ii) the Lender, in its sole and absolute discretion, shall have delivered, no later than sixty (60) days prior to the first anniversary of the Closing Date, the second anniversary of the Closing Date or the third anniversary of the Closing Date, as applicable, a written notice to the Borrower of its intent to extend the Expected Facility Termination Date as described in Section 2.11(a).

         Section 2.12. Taxes.

         All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are imposed on the Lender, the Borrower shall pay such taxes by having the amounts so payable to the Lender increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the Note. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Advances and all other amounts payable hereunder and under the Note. For clarity, any amounts payable by the Borrower to the Lender pursuant to this Section 2.12 shall be paid directly to the Lender in accordance with Section 3.01 (and shall not be deposited in the Distribution Account).

                                  ARTICLE III

                             PAYMENTS; COMPUTATIONS

         Section 3.01. Payments.

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

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower to the Lender under this Loan Agreement, the Note and the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by WestLB:
Account No. 920-1-060663 maintained at Chase Manhattan Bank, New York, ABA # 021000021, Ref: WFC/FinPac, not later than 2:00 p.m., New York, New York time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Each of FinPac and the Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

         (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement, the Note or the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable at the then applicable rate for any principal so extended for the period of such extension.

         Section 3.02. Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed in the period for which payable.

         Section 3.03. Settlement Procedures.

         (a) All payments by Customers in respect of the Contracts shall be collected and deposited in the manner set forth under Article III and Article IV of the Servicing Agreement and Section 12.02 of this Loan Agreement. Each of FinPac and the Borrower shall (and shall cause the Servicer to) use its best efforts to prevent the deposit of any funds other than Proceeds of Collateral into the Facility Accounts.

         (b) Funds deposited in the Collection Account and the Distribution Account during any month shall be held therein, in trust for the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, until the next Collection Transfer Date or Payment Date, as applicable. Not later than 3:00 p.m. New York, New York time on each Collection Transfer Date, the Servicer shall transfer all Collections for the related Collection Period in the Collection Account, including any Investment Earnings on such amount, to the Distribution Account. Subject to the following sentence, on each Payment Date the Collateral Agent shall (based on the Servicer's Certificate delivered by the Servicer pursuant to Section 3.09 of the Servicing Agreement for such Payment
Date) (i) withdraw from the Distribution Account and pay to the Servicer, from amounts on deposit therein, amounts that are excluded from the definition of Available Funds, but only to the extent that these are Outstanding Servicer Advances for which the Servicer has not reimbursed itself pursuant to Section
4.04 of the Servicing Agreement (provided that a Servicer Advance for such Payment Date shall not be included in the calculation of amounts on deposit in the Distribution Account for purposes of this clause (i) or in the calculation of such Outstanding Servicer Advances), and (ii) withdraw from the Distribution Account all Available Funds, any Reserve Account Regular Application Amount and any Additional Reserve Account Application Amount, and apply such funds as follows:

                                   10           Warehouse and Security Agreement
         first, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, to the Hedge Counterparty, payment of any Swap Obligations then due and owing pursuant to each Interest Rate Hedging Agreement, plus any other amounts then due and owing to the Hedge Counterparty pursuant to any Interest Rate Hedging Agreement (including, without limitation, any breakage fee payable in accordance with any such agreement), plus any past due amounts not previously paid;

         second, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, (1) to the Servicer, the Servicing Fee then due and owing and any past due Servicing Fee owing to the Servicer and not previously paid, plus (2) to the successor Servicer, following the appointment of such successor as Servicer, an amount equal to the lesser of
(A) the actual transition costs incurred by such Person in connection with such appointment and (B) $75,000;

         third, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, to the Collateral Agent, Backup Servicer and Securities Intermediary, collectively, the Administration Fee then due and owing plus any past due Administration Fee not previously paid;

         fourth, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, to the Lender, the Monthly Interest Payment Amount;

         fifth, if such Payment Date is on or prior to the Facility Termination Date, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, to the Lender, the Non-Use Fee then due and owing plus any past due amounts not previously paid in respect of the Non-Use Fee;

         sixth, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Regular Application Amount, to the Lender, the Monthly Principal Payment Amount;

         seventh, if such Payment Date is on or after the Facility Termination Date, from Available Funds and the Additional Reserve Account Application Amount, if any, to the Lender, the Additional Principal Payment Amount;

         eighth, from Available Funds, to the Reserve Account, the amount required to cause the Reserve Account Available Amount (after giving effect to payments made pursuant to clauses first through seventh above on such Payment
Date) to equal the Required Reserve Account Amount;

         ninth, from Available Funds, pro rata in accordance with the respective amounts then due and owing, to the Lender, the Backup Servicer, the Collateral Agent and the Securities Intermediary, respectively, any fees or reimbursements due to such Person pursuant to this Loan Agreement or any other Loan Document not previously paid; and

         tenth, to the Borrower (or to such other Person as the Borrower shall direct), provided that no Event of Default shall have occurred and be continuing and that no Funding Termination Event shall have occurred, all remaining Available Funds together with any amounts released from the Reserve Account in excess of the Required Reserve Account Amount.

                                   11           Warehouse and Security Agreement

         The allocations to be made under this Section shall be described in the related Servicer's Certificate delivered pursuant to Section 3.09 of the Servicing Agreement, provided that the Lender may (or may cause the Backup Servicer to) independently verify such allocations at the Lender's election. Absent such election (and corresponding notice to the Collateral Agent from the Lender), the Collateral Agent may rely in good faith on the related Servicer's Certificate absent manifest error.

                                   ARTICLE IV

                               COLLATERAL SECURITY

         Section 4.01. Collateral; Security Interest.

         (a) The Collateral Agent shall hold the Contract Documents (other than the Servicing Documents) pursuant to terms of the Custodial Agreement, as secured party for the benefit of the Lender and the Hedge Counterparty pursuant to Section 4.01(c), and shall deliver Certifications to the Lender to the effect that it has reviewed such Contract Documents in the manner and to the extent required by the Custodial Agreement and identifying any exceptions in such Contract Documents as so reviewed in the Contract Exception Reports.

         (b) The "Collateral" shall consist of all of the personal property of the Borrower, wherever located, and now owned or hereafter acquired, including, without limitation:

                  (i) all Contracts identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Collateral Agent from time to time, including, without limitation, all amounts paid or payable thereon or in respect thereof on or after the related Cut-Off Date;

                  (ii) all Substitute Contracts identified on any amendment to
         Exhibit 5 to the Custodial Agreement delivered by the Borrower pursuant to Section 11.02(c) to FinPac, the Servicer, the Lender and the Collateral Agent from time to time, including, without limitation, all amounts paid or payable thereon or in respect thereof on or after the related Cut-Off Date;

                  (iii) all Contract Documents, and any and all other documents that FinPac or any other Servicer keeps on file in accordance with its customary procedures relating to the Contracts, the Receivables, the Customers or the Equipment;

                  (iv) all rights and interests, including security interests, in the Equipment related to the Contracts and any other interest of the Borrower in such Equipment;

                  (v) all Receivables (including, without limitation, all Scheduled Payments, prepayments, Recoveries, Residual Proceeds, Guaranty Amounts and Insurance Proceeds) received -- and all rights to receive any Receivables -- related to each Contract due on or after the related Cut-Off Date;

                  (vi) all of its rights and benefits, but none of its obligations or burdens, under the Acquisition Agreement, including the delivery requirements, representations and

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

         warranties and the cure, repurchase and indemnification obligations of FinPac under the Acquisition Agreement;

                  (vii) all rights and benefits, but none of the obligations and burdens, under the Interest Rate Hedging Agreements;

                  (viii) the Collection Account, the Reserve Account, the Distribution Account and the balances, investments and all Proceeds thereof and other items of value attributable or credited to the Collection Account, the Distribution Account and the Reserve Account, and all rights with respect thereto;

                  (ix) all amounts on deposit from time to time in a Lock-Box Account in respect of any of the personal property described in this
         Section 4.01(b);

                  (x) all "money", "fixtures", "accounts" (including health-care-insurance receivables), "chattel paper" (including tangible chattel paper and electronic chattel paper), "inventory" (including computer programs embedded therein), "equipment" (including computer programs embedded therein), "instruments" (including promissory notes), "investment property", "documents", "deposit accounts", "letters of credit", "letter of credit rights", "general intangibles" (including payment intangibles and software), and "supporting obligations" as defined in the UCC relating to or constituting any and all of the foregoing, together with any books and records relating thereto; and

                  (xi) any and all replacements, substitutions, distributions on, or Proceeds or products of any and all of the foregoing, including, without limitation, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all Proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash Proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance Proceeds, condemnation awards, rights to payment of any and every kind and other forms of receivables, instruments and other supporting obligations and other property which at any time constitute all or part of or are included in the Proceeds of any of the foregoing.

         (c) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby pledges, assigns and transfers to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty and their respective successors, endorsees, transferees and assigns, and hereby grants to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty and their respective successors, endorsees, transferees and assigns, a continuing security interest in all of the Borrower's right, title and interest in, to and under all of the Collateral whether now owned or existing or at any time hereafter acquired or arising by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest. The Borrower agrees to mark its master computer records and tapes to evidence the interests granted to the Collateral Agent hereunder.

                                   13           Warehouse and Security Agreement

         (d) The Collateral Agent, solely for the benefit of the Lender and the Hedge Counterparty, accepts such pledge, assignment, transfer and grant, and agrees to perform to the best of its ability the duties required of it in this Loan Agreement and the other Loan Documents to which it is a party, to the end that the interests of the Lender and the Hedge Counterparty arising out of or related to this Loan Agreement and the other Loan Documents may be adequately and effectively protected.

         Section 4.02. Further Documentation. At any time and from time to time, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further actions as are necessary (or as are reasonably requested by the Lender or, at the direction of the Lender, the Collateral Agent ) for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby, the filing for and obtaining of certificates of title for titled vehicles, and the taking of any other action necessary to preserve the status of the Liens on the Collateral created hereby, as first priority perfected liens. The Borrower also hereby authorizes the Collateral Agent to file any such financing or continuation statement to the extent permitted by applicable law. A photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         Section 4.03. Changes in Locations, Name, etc. Neither FinPac nor the Borrower shall change its name, identity, structure or jurisdiction of formation or change the location where it maintains its records with respect to the Collateral unless it shall have given the Collateral Agent and the Lender at least thirty (30) days prior written notice thereof and shall have delivered to the Collateral Agent all UCC financing statements and amendments thereto and taken all other actions as are necessary (or as are requested by the Lender or, at the direction of the Lender, the Collateral Agent ) to continue the status of the Collateral Agent's Liens on the Collateral as perfected first priority liens.

         Section 4.04. Collateral Agent's Appointment as Attorney-in-Fact.

         (a) Each of FinPac and the Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of FinPac and the Borrower, respectively, and in the name of FinPac and the Borrower, respectively, or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Loan Agreement and the other Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments related to the Collateral which may be necessary to accomplish the purposes of this Loan Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, each of FinPac and the Borrower hereby gives the Collateral Agent the power and right, on behalf of FinPac and the Borrower, respectively, without assent by, or notice to, FinPac and the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of FinPac and/or the Borrower, as the case may be, or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts,

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

         notes, acceptances or other instruments for the payment of moneys due under any Insurance Policy or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such Insurance Policy or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) (A) to direct any Person liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct;
         (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against FinPac or the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Lender's option and FinPac's or the Borrower's expense, respectively, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Loan Agreement and the other Loan Documents, all as fully and effectively as FinPac and/or the Borrower might do; and (H) generally, at any time, or from time to time, to take all other actions in the exercise of any right or remedy available to a secured party under the UCC of each applicable jurisdiction, any Contract Document, or otherwise by law or agreement.

         Each of FinPac and the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Secured Obligations and the termination of this Loan Agreement.

         (b) The Borrower also authorizes the Collateral Agent, at any time and from time to time, to execute at the direction of the Lender in connection with any sale provided for in Section 4.07 of this Loan Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) The powers conferred on the Collateral Agent are solely to protect the Collateral Agent's interests (for the benefit of the Lender and the Hedge Counterparty) in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral

                                   15           Warehouse and Security Agreement

Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, or employees shall be responsible to FinPac or the Borrower for any act or failure to act under this Section 4.04, except for its own gross negligence or willful misconduct.

         Section 4.05. Reimbursement for Performance by Collateral Agent of Borrower's Obligations. If FinPac or the Borrower fails to perform or comply with any of its agreements contained in this Loan Agreement or the other Loan Documents and the Collateral Agent, at the direction of the Lender, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the out-of-pocket expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the LIBOR Rate with a Designated Maturity of one month plus the margin specified in clause (ii) of the definition of "Applicable Margin" herein, shall be payable by FinPac or the Borrower, as the case may be, to the Collateral Agent on demand and shall constitute Secured Obligations. For clarity, it is hereby acknowledged that this Section 4.05 does not create any obligation of the Collateral Agent to comply with any direction of the Lender other than such obligations of the Collateral Agent that are expressly set forth elsewhere in this Loan Agreement.

         Section 4.06. Proceeds. If an Event of Default shall occur and be continuing, (a) all Proceeds of Collateral received by FinPac or the Borrower consisting of cash, checks and other cash equivalents shall be held by FinPac or the Borrower in trust for the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, segregated from other funds of FinPac or the Borrower, and shall forthwith upon receipt by FinPac or the Borrower be turned over to the Collateral Agent in the exact form received by FinPac or the Borrower (duly endorsed by FinPac or the Borrower to the Collateral Agent, as applicable) and (b) any and all such Proceeds received by the Collateral Agent (whether from FinPac or the Borrower or otherwise) shall, upon the direction to the Collateral Agent by the Lender, be held by the Collateral Agent as collateral security for, and shall be applied by the Collateral Agent against, the Secured Obligations (whether matured or unmatured) in the order set forth in
Section 3.03(b). Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, Proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, recoveries against Customers, sale and foreclosure Proceeds, and any other income and all other amounts received with respect to the Collateral.

         Section 4.07. Remedies. If an Event of Default shall occur and be continuing, the Lender may direct the Collateral Agent to exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may direct the Collateral Agent in such circumstances forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a

                                   16           Warehouse and Security Agreement
servicing released basis, at the option of the Lender), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In the event that the Lender elects to direct the Collateral Agent to take any action described in this Section 4.07, the Borrower further agrees, at the request of the Lender, to assemble the Collateral and make it available to the Collateral Agent at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender or the Hedge Counterparty hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order and priority specified in Section 3.03(b). To the extent permitted by applicable law, each of FinPac and the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or the Lender arising out of the exercise by the Collateral Agent or the Lender of any of their respective rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Collateral Agent or the Lender, respectively. The Collateral Agent shall provide to the Borrower at least 10 days prior notice of a proposed sale or other disposition of Collateral following an Event of Default, or such shorter notice as is permissible pursuant to the UCC under the circumstances in which such sale or disposition arises. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations, including the fees and disbursements of any attorneys employed by the Lender and the Collateral Agent to collect such deficiency. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Collateral Agent sells any of the Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser, received by the Lender and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Borrower will be credited with the proceeds of such sale received by the Lender. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         Section 4.08. Servicing Rights. Any sale or other disposition by the Collateral Agent of all or any part of the Collateral shall be made free and clear of any of FinPac's and the Borrower's rights pursuant to the Servicing Agreement, and each and every right of FinPac and the Borrower with respect thereto shall terminate as to such Collateral as of the date of such sale or other disposition.

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         Section 4.09. Limitation on Duties Regarding Preservation of
Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Lender, the Hedge Counterparty, the Collateral Agent nor any of their respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

         Section 4.10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

         Section 4.11. Release of Security Interest. Upon (x) termination of this Loan Agreement, repayment to the Lender and the Hedge Counterparty of all Secured Obligations (including, without limitation, payment of any Swap Obligations) and the performance of all other obligations under the Loan Documents, the Collateral Agent shall, upon direction by the Lender, release its security interest in any remaining Collateral or (y) either (i) payment of a Contract in full by the related Customer or sale of a Contract by the Borrower to the Seller to the extent required under Sections 2.07(b), (c) or (d) of this Loan Agreement and Section 5.5 of the Acquisition Agreement or by the Borrower to the Servicer pursuant to Section 3.07 of the Servicing Agreement, as applicable, or (ii) the deposit into the Distribution Account of all funds required to be delivered hereunder in accordance with Section 2.07(e) of this Loan Agreement in connection with any Securitization, the Collateral Agent shall, upon direction by the Lender, release its security interest in any Collateral related to the applicable Contracts; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender or the Hedge Counterparty upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FinPac, the Borrower or any Customer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, FinPac, the Borrower or any Customer or any substantial part of its property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby (other than Liens referred to in clause (y)(i) above) shall continue to be effective, or be reinstated, as though such payments had not been made. In addition, and without limitation of the foregoing, no release of a security interest in a Contract and the Collateral related to such Contract in accordance with clause (y)(i) above shall occur unless and until the entire amount of Insurance Proceeds, Recoveries and/or Residual Proceeds received with respect to such Contract and related Equipment following the sale, lease or other disposition of the related Equipment in accordance with Section 3.03 of the Servicing Agreement, shall have been delivered to the Collateral Agent for deposit in the Distribution Account.

         Section 4.12. Rights of Secured Parties; Limitations on Secured Parties' Obligations. None of the Collateral Agent, the Lender or the Hedge Counterparty shall have any obligation or liability under any Contract or any other Collateral by reason of or arising out of this Loan Agreement or the receipt by the Collateral Agent, the Lender or the Hedge Counterparty of any payment relating to such Contract or any other Collateral pursuant hereto, nor shall any of the Collateral Agent, the Lender or the Hedge Counterparty be obligated in any manner to perform any of the obligations of the Borrower or FinPac under or pursuant to any Contract or any other Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any

                                   18           Warehouse and Security Agreement
payment received by it or as to the sufficiency of any performance by any party under any Contract or any other Collateral, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Section 4.13. Opinion Concerning Preservation of Security Interests. FinPac shall deliver to the Collateral Agent, the Lender and the Hedge Counterparty, not later than September 30th of each calendar year following the Effective Date, an Opinion of Counsel, dated as of a date not more than thirty
(30) days prior thereto, stating that, in the opinion of such counsel, either
(A) such action has been taken with respect to the recording, filing, rerecording and refiling of this Agreement, any supplements and any other requisite documents with respect to the transfer of control over Collateral to the Collateral Agent and with respect to the filing of any financing statements and continuation statements and the giving of any other notice as are necessary to perfect, maintain and protect the lien and first priority perfected security interest of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest. Each such Opinion of Counsel shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Initial Advance. The obligation of the Lender to make the initial Advance requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

         (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by the duly authorized officers of the parties hereto.

         (b) Note. The Lender shall have received the Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

         (c) Other Loan Documents. The Lender shall have received the Servicing Agreement, the Custodial Agreement, the Acquisition Agreement and each other Loan Document, each of which shall conform to the requirements hereof and shall have been executed and delivered by the parties thereto.

         (d) Lock-Box Arrangements. The Lender shall have received the Lock-Box Agreement, signed by the parties thereto and in form and substance acceptable to the Lender, which may be an amendment and restatement of that certain Lock-Box Agreement dated as of June 29, 1999 by and among Bank of America, N.A. f/k/a Bank of America NT&SA d/b/a Seafirst Bank, FinPac and Wells Fargo Bank Minnesota, National Association f/k/a Norwest Bank Minnesota, National Association, together with a blocked account agreement or similar agreement, if required, with respect the Collection Account, signed by the parties thereto and in form and substance acceptable to the Lender.

                                   19           Warehouse and Security Agreement

         (e) Date and Amount of Initial Advance. The initial Advance shall occur not later than February 28, 2002 and shall be not less than the Minimum Initial Advance Amount.

         (f) [Reserved.]

         (g) Certificates. The Lender shall have received copies of the certificate of formation or incorporation, as applicable, of each FinPac Party and each amendment thereto, certified under recent date, from the Secretary of State (or other appropriate authority) of the jurisdiction under which such FinPac Party is organized.

         (h) Filings, Registrations, Recordings; Lien Searches. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty a perfected first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and authorized (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; evidence that all other actions necessary to perfect Collateral Agent's first-priority security interest in the Collateral granted under this Loan Agreement have been taken; and lien search results with respect to FinPac and Borrower (dated as of a date that is as close to the Closing Date as is practicable, but in no event dated as of a date occurring more than seven calendar days prior to the Closing Date) in each such jurisdiction (and in each other jurisdiction requested by the Lender or the Collateral Agent, as the case may be, in each case in its sole discretion) that are in form and substance satisfactory to the Lender.

         (i) Closing Certificates. The Lender shall have received a certificate of the Secretary or Assistant Secretary of each FinPac Party, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of (a) the organizational documents of such FinPac Party, and (b) consents of the members, or in the case of Financial Pacific Company, resolutions duly adopted by the board of directors, of such FinPac Party authorizing the execution, delivery and performance of this Loan Agreement, the Note and the other Loan Documents to which it is a party, as applicable, and the borrowings contemplated hereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of such FinPac Party and authorized to execute any Notice of Borrowing and Pledge, and such certificate and the consents and the resolutions attached thereto shall be in form and substance satisfactory to the Lender in its discretion.

         (j) Good Standing Certificates. The Lender shall have received copies of certificates (long form) evidencing the good standing of each FinPac Party, dated as of a recent date, from the Secretary of State (or other appropriate authority) of (x) the jurisdiction under which such FinPac Party is organized and (y) with respect to the Borrower and FinPac, the States of California, New York and Arizona and the Commonwealth of Pennsylvania.

         (k) Legal Opinions. The Lender shall have received the executed legal opinions of counsel of FinPac Parties, dated the initial Funding Date and otherwise in form and substance

                                   20           Warehouse and Security Agreement
acceptable to the Lender and covering such other matters incident to the transactions contemplated by the Loan Documents as the Lender shall reasonably request.

         (l) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by FinPac or the Borrower on or prior to the Closing Date pursuant to (i) the Engagement Letter and (ii) Section 14.03(b) hereof.

         (m) [Reserved.]

         (n) Collection Guidelines; Underwriting Guidelines; Standard Forms. The Lender shall have received certified copies of (i) the Collection Guidelines,
(ii) the Underwriting Guidelines and (iii) each of FinPac's standard Forms of Contract.

         (o) Consents, Licenses, Approvals, etc. The Lender shall have access to copies certified by each FinPac Party of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such FinPac Party of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

         (p) Due Diligence Review. The Lender shall have completed to its satisfaction its standard and customary credit and due diligence review of the FinPac Parties and shall have approved, in its sole discretion, the operations, financial condition and standard loan documents of the FinPac Parties, and shall have approved, in its sole discretion, that each applicable FinPac Party is qualified as a lessor, servicer and securitization issuer with the relevant rating agencies as necessary to consummate the transactions contemplated hereby.

         (q) Other Financing Agreements. The Lender shall have received copies of any commitment or agreement between any FinPac Party and any lender or other financial institution which may be delivered to the Lender without causing a violation by such FinPac Party of the terms of a confidentiality agreement to which such FinPac Party is a party.

         (r) No Material Adverse Change. No Material Adverse Change with respect to any FinPac Party shall have occurred since December 31, 2000.

         (s) Interest Rate Hedging Agreement. The Borrower shall have executed and delivered by a duly authorized officer of the Borrower, to the Hedge Counterparty, the Interest Rate Hedging Agreement.

         (t) Additional Documents. The Lender shall have received copies of all documents required to be delivered to the Borrower pursuant to Section 4.1 of the Acquisition Agreement, to the extent that such delivery of such documents is not otherwise required pursuant to clauses (a) through (s) of this Section 5.01.

         (u) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement, the Note and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal

                                   21           Warehouse and Security Agreement
opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         Section 5.02. Initial and Subsequent Advances. Lender's obligation to make any Advance to the Borrower (including the initial Advance) on any Funding Date is subject to the satisfaction of the following further conditions precedent and the giving of a Notice of Borrowing and Pledge by Borrower pursuant to Section 2.03(a), and the acceptance of the proceeds of any Advance by Borrower shall constitute certification by Borrower that the following conditions shall have been satisfied, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

         (a) No Funding Termination Event. No Funding Termination Event shall have occurred, and no Funding Termination Event will occur as a result of making such Advance.

         (b) Representations and Warranties. Each representation and warranty made by a FinPac Party in this Loan Agreement and in each other Loan Document to which it is a party shall be true and correct on and as of the Closing Date and the date of the making of such Advance, both before and after giving effect to such Advance and the application of the proceeds therefrom with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each FinPac Party shall also be in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be in compliance or so qualified could reasonably be expected to have a Material Adverse Effect.

         (c) Borrowing Base. The Total Outstanding Advances shall not exceed the Borrowing Base (after giving effect to such Advance).

         (d) Notice of Borrowing and Pledge. The Lender shall have received a Notice of Borrowing and Pledge (including, without limitation, the Borrowing Base Certificate and Contract Schedule required to be attached thereto) with respect to such Advance, as required to be delivered in accordance with Section 2.03(a) hereof.

         (e) Certification; Contract Exception Report. The Collateral Agent shall have received complete Required Documents with respect to each pledged Eligible Contract to be funded on the Funding Date and which was required to have been received by the Collateral Agent at least three (3) Business Days prior to the funding of such Advance, and the Lender shall have received from the Collateral Agent a Certification in respect of all Contracts to be pledged hereunder prior to 12:00 p.m., New York, New York time, on the date of such Advance and a corresponding Contract Exception Report, with only deficiencies in respect of such Eligible Contracts as are acceptable to the Lender its discretion.

         (f) Additional Documents. The Lender shall have received (i) with regard to all Contracts, such information, documents, agreement, opinions or instruments as the Lender requires with respect to Contracts to be pledged hereunder on such Business Day, each in form and substance satisfactory to the Lender and (ii) the financial statements referenced in Sections 7.02(a) and 7.02(b) and each compliance certificate required by Section 7.02(c).

                                   22           Warehouse and Security Agreement

         (g) No Material Adverse Effect. There shall not have occurred one or more events that constitutes, or could reasonably be expected to constitute, a Material Adverse Effect.

         (h) Due Diligence Review. Subject to the Lender's right to perform one or more due diligence reviews pursuant to Section 14.15 hereof, the Lender shall have completed any due diligence review of the Contract Documents relating to such Advance and such other documents, records, agreements, instruments, collateral or information relating to such Advances as the Lender in its discretion deems appropriate to review and such review shall be satisfactory to the Lender in its discretion.

         (i) Principal Balance. The principal amount of such Advance (i) does not exceed the Available Commitment on such Funding Date and (ii) when added to the Total Outstanding Advances on such Permitted Advance Date (before giving effect to the Advance to be made on such Permitted Advance Date), does not result in a Borrowing Base Deficiency.

         (j) Eligible Contract. Each Contract to be funded with such Advance shall be an Eligible Contract as of the Funding Date for such Advance. No Contract was originated in any jurisdiction in which FinPac or Borrower is required to be licensed in order to own such Contract and such license has not been obtained prior to FinPac or Borrower, as the case may be, owning such Contract. With respect to each Contract, the applicable Originator has been paid by FinPac for the sale of such Contract to FinPac.

         (k) Lender Licenses. The Lender shall not be required solely as a result of financing the Collateral or the pledge to the Collateral Agent of the Collateral to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it is not currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

         (l) [Reserved.]

         (m) Filings, Registrations, Recordings. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

         (n) Data File. Borrower shall have delivered to the Lender and Collateral Agent at least three (3) Business Days prior to the proposed Funding Date in computer readable form, a detailed listing of all Contracts to be pledged by the Borrower to the Collateral Agent under this Loan Agreement in connection with the Advance and such other data relating to the Contracts and the other Collateral as the Lender may request.

         (o) Payoff Letters. The Lender shall have received UCC-3 Partial Release Statements (or other appropriate forms including any "in-lieu" financing statements or amendments to financing statements) in appropriate form for filing, together with one or more Payoff Letters, in each case duly executed by the applicable Prior Lender releasing the Contracts to be pledged by

                                   23           Warehouse and Security Agreement
the Borrower to the Collateral Agent under this Loan Agreement on such Funding Date from the security interest of such Prior Lender, and the Lender shall have received a copy of each such Payoff Letter and each Officer's Certificate of the Borrower related thereto, in accordance with Section 2.04(c) of this Loan Agreement.

         (p) [Reserved.]

         (q) Reserve Account. The Reserve Account Available Amount shall equal or exceed the Required Reserve Account Amount after giving effect to such Advance and any Funding Date Reserve Account Deposit related thereto.

         (r) Hedging Strategy. Borrower shall be in compliance with the Hedging Strategy with respect to each Advance. Borrower shall have directed the Hedge Counterparty to deposit into the Distribution Account all Swap Payments payable to the Borrower in respect of any Interest Rate Hedging Agreement and any Interest Rate Hedging Transaction thereunder.

         (s) Audit Reports. The Lender shall have timely received each Required Audit Report.

         (t) Fees and Expenses. The Lender shall have received all fees, expenses and other amounts required to be paid by FinPac or the Borrower on or prior to such Funding Date pursuant to (i) the Engagement Letter or (ii) Section 14.03(b) hereof.

         (u) Annual Compliance Statement. Lender shall have received a copy of the most recent Officer's Certificate prepared pursuant to Section 3.10 of the Servicing Agreement.

         (v) Other Conditions. The Borrower shall have satisfied all other conditions that the Lender may reasonably require.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01. Representations and Warranties Relating to the Borrower. As of the Effective Date and each Certification Date, each of FinPac and the Borrower represents and warrants to the Lender and the Hedge Counterparty that:

         (a) Organization and Good Standing. The Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Contracts.

         (b) Due Qualification. The Borrower is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, licenses and approvals and where the failure to so qualify or to obtain such licenses and approvals could be reasonably expected to have a Material Adverse Effect.

                                   24           Warehouse and Security Agreement

         (c) Power and Authority. The Borrower has the power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to carry out their respective terms; the Borrower has full power and authority to grant a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party have been duly authorized by the Borrower by all necessary action.

         (d) Binding Obligation. This Loan Agreement and each other Loan Document to which the Borrower is a party has been duly and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by the Borrower of this Loan Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment by the Borrower of the terms hereof and thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or operating agreement of the Borrower; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than this Loan Agreement and the other Loan Documents); or (D) violate any law, order, rule, or regulation applicable to the Borrower of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or its properties, which, in the case of clause (B), (C) or (D), could reasonably be expected to result in a Material Adverse Effect.

         (f) No Proceedings. There are no proceedings or investigations pending, or to the Borrower's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or its properties: (A) asserting the invalidity of this Loan Agreement or the other Loan Documents to which the Borrower is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement or the other Loan Documents, (C) seeking any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Loan Agreement, or the other Loan Documents, or (D) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         (g) Approvals. All licenses, approvals, authorizations, consents, orders or other actions of any Person or other organization, or of any court, governmental agency or body or official, required to be obtained by the Borrower in connection with the execution and delivery of this Loan Agreement and the other Loan Documents have been or will be taken or obtained, and will

                                   25           Warehouse and Security Agreement
be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to result in a Material Adverse Effect.

         (h) [Reserved.]

         (i) Ownership. On and after the date of the initial Advance hereunder, all the membership interests of the Borrower are owned directly by FinPac, free and clear of all Liens.

         (j) Offices. The principal place of business and chief executive office of the Borrower is located at the address set forth on Exhibit K, or such other address with respect to which the requirements of Section 4.03 have been met. The Borrower's books and records evidencing or relating to the Contracts and other Collateral are located at such address.

         (k) Legal Names. Since the date of their formation, (i) neither the Borrower nor FinPac has (i) been known by any legal name other than its limited liability company name as of the date hereof except as set forth on Exhibit L with respect to FinPac, or (ii) been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or its structure. The Borrower uses no trade names other than its actual limited liability company name. Exhibit K-1 correctly describes the jurisdictions and recording offices in which financing statements should be filed to perfect the security interests of the Collateral Agent in the Collateral.

         (l) Insolvency. The Borrower is not insolvent, and will not be made insolvent after giving effect to the transactions contemplated by this Agreement.

         (m) Servicing Programs. No license or approval is required for the Borrower's use of any program used by the Servicer in the servicing of the Contracts, other than those which have been obtained and are in full force and effect.

         (n) [Reserved.]

         (o) Financial Position. The balance sheets of Borrower as of the date thereof, certified by an authorized officer of the Borrower, copies of which have been furnished to the Notice Parties, fairly present in all material respects the financial position, assets and liabilities of the Borrower as of such date, all in accordance with GAAP consistently applied. Since the date of the Borrower's formation, there has been no material adverse change in the Borrower's financial position, business or operations.

         (p) No Liens. The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Collateral Agent, and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of the Collateral Agent hereunder. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement.

                                   26           Warehouse and Security Agreement

         (q) Security Interest. The provisions of this Loan Agreement are effective to create in favor of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, a valid and enforceable security interest in all right, title and interest of the Borrower in, to and under the Collateral. The security interests and Liens granted hereunder constitute fully perfected first-priority security interests in, to and under the Collateral, free and clear of all other Liens, and such security interests are enforceable against all other Persons. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by Section 4.01.

         (r) No Adverse Selection. The Borrower has not selected Contracts to be pledged to the Collateral Agent in accordance with the terms of this Loan Agreement and the other Loan Documents through a process that is adverse to the Lender or the Hedge Counterparty or which results in the Collateral Agent receiving, for the benefit of the Lender or the Hedge Counterparty, pledged Contracts that are of lesser quality than those contracts, leases, installment sales contracts or similar contracts pledged to Other Lenders pursuant to any other facility (including any Other Financing Facility) to which the Borrower or any of its Affiliates may be a party; provided, however, that none of the Affinity Leases shall be considered in the determination made pursuant to this
Section 6.01(r).

         (s) Special Purpose Entity; No Other Business. The Borrower has been formed solely for the purpose of engaging in transactions contemplated by this Loan Agreement. The Borrower engages in no other business activities other than the purchase of leases, pledging such leases to the Collateral Agent on behalf of the Secured Parties, transferring such leases in connection with Securitizations and, to the extent otherwise permitted under the Loan Documents, sale-or-lease transactions, and other activities relating to the foregoing to the extent permitted by the organizational documents of the Borrower as in effect on the date hereof, or as amended with the prior written consent of the Lender.

         (t) Bulk Transfers, Etc. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent pursuant to this Loan Agreement is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Collateral has been or will be sold, transferred, assigned or pledged by the Borrower to any Person other than the pledge of such Collateral to the Collateral Agent pursuant to the terms of this Loan Agreement.

         (u) No Indebtedness. The Borrower has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Loan Agreement.

         (v) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower's performance of its obligations under this Loan Agreement, the Note or any other Loan Document to which the Borrower is a party.

         (w) Tax Returns. The Borrower has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Borrower. No tax lien or similar adverse claim has been

                                   27           Warehouse and Security Agreement
filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge other than for taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower. Any taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Loan Agreement, the Note and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

         (x) No Fraudulent Conveyance. As of the Effective Date and immediately after giving effect to each Advance: the fair value of the assets of the Borrower is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Borrower), and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Contracts by FinPac under the Acquisition Agreement.

         (y) No Subsidiaries. The Borrower has no subsidiaries.

         (z) Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the FinPac Parties to the Lender or the Collateral Agent in connection with the negotiation, preparation or delivery of this Loan Agreement, the Note and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto including, without limitation, each Servicer's Certificate, Contract Schedule and Data Report are true and correct in every material respect, or (in the case of projections) are based on good faith reasonable estimates, on the date as of which such information is stated or certified and does not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. There is no fact known to a Responsible Officer of the Borrower that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender and the Collateral Agent for use in connection with the transactions contemplated hereby or thereby.

         (aa) Use of Proceeds. No proceeds of any Advances will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. No part of the proceeds of any Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X.

                                   28           Warehouse and Security Agreement

         (bb) Investment Company Act. The Borrower is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company' as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Borrower otherwise subject to regulation thereunder.

         (cc) Statutes and Regulations Regarding Indebtedness. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         (dd) No Default. No Default has occurred and is continuing. Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect.

         (ee) Underwriting Standards. Each of the Contracts was underwritten and is being serviced in conformance with the Underwriting Guidelines, the Collection Guidelines and the Servicing Agreement.

         (ff) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC under ERISA.

         (gg) Other Tax Arrangements. There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth in the Loan Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

         Section 6.02. Representations and Warranties of FinPac. As of the Effective Date and each Certification Date, FinPac represents and warrants to the Lender and the Hedge Counterparty that:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Contracts as provided in the Servicing Agreement.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Contracts as required by the Servicing Agreement) shall require such qualifications and where the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver and perform this Loan Agreement and each other Loan Document to which it is a party;

                                   29           Warehouse and Security Agreement
and the execution, delivery, and performance of this Loan Agreement and each other Loan Document to which it is a party have been duly authorized by the Servicer by all necessary action.

         (d) Binding Obligation. This Loan Agreement and each other Loan Document to which the Servicer is a party has been duly and validly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by the Servicer of this Loan Agreement and each other Loan Document to which the Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not (A) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or operating agreement of the Servicer; (B) conflict with, result in any material breach of any of the terms and provisions of, or constitute a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; or (D) violate any law, order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, which, in the case of clause (D), could reasonably be expected to result in a Material Adverse Effect.

         (f) No Proceedings. Except as set forth on Exhibit P, there are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Loan Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, or (C) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         (g) Approvals. All licenses, approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required to be obtained by the Servicer in connection with the execution and delivery of this Loan Agreement and the other Loan Documents to which the Servicer is a party and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to have a Material Adverse Effect.

         (h) No Default. FinPac is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect.

                                   30           Warehouse and Security Agreement

         (i) Filing Offices. Exhibit K-1 correctly describes the jurisdictions and recording offices in which financing statements should be filed to perfect the security interests of the Borrower and the Collateral Agent in the Collateral. Exhibit K-2 correctly describes the jurisdictions and recording offices in which financing statements filed prior to the effective date of Revised Article 9 of the UCC may have been filed and remain effective with respect to the Collateral.

         (j) Legal Name. The complete and exact legal name of FinPac is Financial Pacific Leasing, LLC. FinPac has not changed its name since formation. FinPac does not and has not since its formation used any other legal names, trade names, fictitious names, assumed names or "doing business as" names, other than as disclosed on Exhibit L hereto.

         (k) Borrowing Base. As of each Certification Date relating to a Contract, such Contract was an Eligible Contract and each Contract included as an Eligible Contract in any Contract Schedule, Servicer's Certificate, Data Report or other information provided to the Lender by or on behalf of FinPac or the Servicer, or any calculation of the Borrowing Base made by or on behalf of FinPac or the Servicer is (or was) as of the date of such schedule, tape, report, other information or calculation, an Eligible Contract.

         (l) No Liens. FinPac has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Borrower, and immediately prior to the sale of such Collateral to the Borrower, FinPac was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with such sale. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement or such as have been released or are to be released simultaneously with the sale of such Collateral to the Borrower.

         (m) Security Interest. The provisions of the Acquisition Agreement are effective to create in favor of the Borrower a valid and enforceable security interest in all right, title and interest of FinPac in, to and under the Collateral. The security interests and Liens granted under the Acquisition Agreement constitute fully perfected first-priority security interests in, to and under the Collateral, free and clear of all other Liens, and such security interests are enforceable against all other Persons. There are no agreements in effect adversely affecting the rights of FinPac to sell the Collateral to the Borrower pursuant to the Acquisition Agreement.

         (n) No Adverse Selection. FinPac has not selected Contracts to be sold to the Borrower in accordance with the terms of the Acquisition Agreement and the other Loan Documents through a process that is adverse to the Lender or the Hedge Counterparty or which results in the Collateral Agent receiving, for the benefit of the Lender and the Hedge Counterparty, pledged Contracts that are of lesser quality than those contracts, leases, installment sales contracts or similar contracts pledged to Other Lenders pursuant to any other facility (including any Other Financing Facility) to which FinPac or any of its Affiliates may be a party; provided, however, that none of the Affinity Leases shall be considered in the determination made pursuant to this Section 6.02(n).

                                       31       Warehouse and Security Agreement

         (o) Bulk Transfers, Etc. The sale of the Collateral by FinPac to the Borrower pursuant to the Acquisition Agreement is in the ordinary course of business for FinPac and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Collateral has been or will be sold, transferred, assigned or pledged by FinPac to any Person other than the sale of such Collateral to the Borrower pursuant to the terms of the Acquisition Agreement.

         (p) No Indebtedness. FinPac has no Indebtedness, other than Indebtedness set forth in the Schedule of FinPac Indebtedness attached to this Loan Agreement as Exhibit N hereto.

         (q) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects FinPac's performance of its obligations under this Loan Agreement or any other Loan Document to which FinPac is a party.

         (r) Tax Returns. FinPac has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from FinPac. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by FinPac in connection with the execution and delivery of this Loan Agreement and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

         (s) No Fraudulent Conveyance. As of the Effective Date and immediately after giving effect to each Advance: the fair value of the assets of FinPac is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of FinPac), and FinPac is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. FinPac does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. FinPac is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of FinPac or any of its assets. FinPac is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. FinPac has received fair consideration and reasonably equivalent value in exchange for the sale of the Contracts by FinPac under the Acquisition Agreement.

         (t) Use of Proceeds. No proceeds of any Advances will be used by FinPac to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. No part of the proceeds of any sale of Collateral to the Borrower or Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X.

         (u) Investment Company Act. FinPac is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is FinPac otherwise

                                       32       Warehouse and Security Agreement
subject to regulation thereunder. FinPac is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

         (v) No Default under Loan Documents. No Default has occurred and is continuing.

         (w) [Reserved.]

         (x) ERISA. FinPac is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC under ERISA.

         (y) Compliance with Law. The Contracts to be pledged as Collateral were originated by an Approved Originator, and the underwriting, origination, servicing and collection practices with respect to the Contracts complied and comply, in all respects with, the Underwriting Guidelines, the Collection Guidelines and all Requirements of Law.

         (z) No Other Business. FinPac engages in no other business activities other than the origination and the purchase from Approved Originators of leases, pledging such leases to warehouse finance providers, transferring such leases in connection with securitizations and asset sale transactions, the servicing of such leases, and other activities relating to the foregoing to the extent permitted by the organizational documents of FinPac as in effect on the date hereof, or as amended with the prior written consent of the Lender.

         (aa) Financial Position. (A) The consolidated balance sheets of Financial Pacific Company as at December 31, 2000, and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal year then ended, certified by Deloitte and Touche, independent certified public accountants, and the unaudited consolidating balance sheets of the initial Servicer and its consolidated subsidiaries as at March 31, 2001, June 30, 2001, and September 30, 2001 and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal quarters then ended, copies of which have been furnished to the Notice Parties, fairly present in all material respects the consolidated financial position of Financial Pacific Company and its consolidated subsidiaries as at such dates and the consolidated results of the operations of Financial Pacific Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (B) since December 31, 2000 there has been no material adverse change in any such financial position, business or operations.

         (bb) Insurance. Set forth on Exhibit O hereto is a true and accurate list of all insurance maintained by FinPac. Each such policy is in full force and effect and all premiums due and owing thereon are current.

         (cc) Accurate Reports. No Servicer's Certificate, Data Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of the Servicer to the Lender pursuant to this Loan Agreement or any other Loan Document was inaccurate in any material respect as of the date it was dated or as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially

                                       33       Warehouse and Security Agreement
misleading in light of the circumstances made or presented. There is no fact known to a Responsible Officer of FinPac that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender and the Collateral Agent for use in connection with the transactions contemplated hereby or thereby.

                                   ARTICLE VII

                                    COVENANTS

         Section 7.01. Affirmative Covenants of Borrower and Servicer. The Borrower and Servicer each severally agrees on behalf of itself that it will, unless the Lender shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all Requirements of Law, rules, regulations and orders with respect to the Contracts and related Collateral where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its limited liability company existence, rights, franchises, licenses, permits and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could have a Material Adverse Effect.

         (c) Audits. (i) At any time and from time to time during regular business hours, upon at least two (2) Business Days prior written notice (unless a Default shall have occurred and be continuing , in which case no notice shall be required), permit each Notice Party or any of their respective agents or representatives, at the Borrower's cost and expense, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower or the Servicer relating to the Contracts and other Collateral, and (B) to visit the offices and properties of the Borrower or the Servicer for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Contracts or any such party's performance under any Loan Document with any of the officers or employees of such party having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on request of any Notice Party permit certified public accountants or other auditors acceptable to the Notice Parties to conduct, at the Borrower's expense, a review of such books and records with respect to the Contracts and other Collateral.

         (d) Performance and Compliance with Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts.

         (e) Financial Covenants. The following financial covenants shall be complied with and shall be measured on a quarterly basis:

                                       34       Warehouse and Security Agreement

                  (i) The initial Servicer and its consolidated Subsidiaries shall maintain Tangible Net Worth, calculated at the end of each calendar quarter, beginning with the quarter ending March 31, 2002, of not less than $15.0 million, plus 100% of net income from and including January 1, 2001, less the amount of dividends payable from and including January 1, 2001 to Financial Pacific Company for pass-through interest on those certain subordinated notes issued by Financial Pacific Company to the Northwestern Mutual Life Insurance Company and Windward/Merban, L.P., on January 23, 1998, in the principal amount of $9,375,000 and $625,000, respectively.

                  (ii) The initial Servicer and its consolidated Subsidiaries shall maintain a minimum level of adjusted earnings (before interest, income taxes, depreciation and amortization) to interest coverage of
         1.4 on a rolling four quarter basis, beginning with the fiscal quarter ending March 31, 2002. In calculating interest coverage, interest expense shall include interest of the initial Servicer and its consolidated Subsidiaries, as well as interest accruing on the subordinated debt of Financial Pacific Company. Amortization shall not include amortization of capitalized initial direct costs incurred in originating leases.

                  (iii) The initial Servicer and its consolidated Subsidiaries shall maintain a ratio, on a consolidated basis, of adjusted total debt to adjusted consolidated Tangible Net Worth not to exceed 17 to 1 calculated quarterly beginning March 31, 2002; 16 to 1 calculated quarterly beginning December 31, 2002; 15 to 1 calculated quarterly beginning December 31, 2003; 14 to 1 calculated quarterly beginning December 31, 2004; and 13 to 1 calculated quarterly beginning December 31, 2005. Adjusted total debt shall include only consolidated interest-bearing debt, plus (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years. Adjusted consolidated Tangible Net Worth shall include the consolidated Tangible Net Worth, less (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years.

                  (iv) The initial Servicer shall not incur a net loss in excess of $100,000 for any quarterly period.

                  (v) The initial Servicer shall maintain not less than $15.0 million in available debt under Other Financing Facilities, provided, however, that (A) such Other Financing Facilities shall, in the aggregate, equal at least $35.0 million, (B) such Other Financing Facilities are extended by lenders that are not Affiliates of FinPac and (C) no event or circumstance has occurred and is continuing that would prevent the initial Servicer from obtaining funding under such Other Financing Facilities in an amount of up to $35.0 million.

                  (vi) The initial Servicer and its consolidated Subsidiaries (except Financial Pacific Funding, LLC and the Borrower) shall maintain a ratio, on a consolidated basis, of Indebtedness to Tangible Net Worth not to exceed 8 to 1 calculated quarterly beginning March 31, 2002.

                                       35       Warehouse and Security Agreement

         (f) Necessary Licenses. Each of the Servicer and the Borrower shall obtain and maintain all necessary licenses, permits and charters required to be obtained by the Servicer and the Borrower, respectively, which failure to obtain would render any portion of the Loan Documents unenforceable and would have a Material Adverse Effect on any of the Secured Parties.

         (g) Borrowing Base Deficiency. Upon discovery by the Borrower of any Borrowing Base Deficiency, the Borrower shall deliver a Borrowing Base Deficiency Notice to the Lender concurrently with delivery of the Servicer's Certificate delivered pursuant to Section 3.09 of the Servicing Agreement, which Borrowing Base Deficiency Notice shall (x) contain a description of the cause of such deficiency, and (y) set forth the manner in which the Borrower will cure such deficiency pursuant to, and in accordance with, Section 2.07(a). If at any time there exists a Borrowing Base Deficiency, the Borrower shall cure the same in accordance with Section 2.07(a) hereof.

         Section 7.02. Reporting Requirements. The Borrower and the initial Servicer will furnish, or cause to be furnished, to the Notice Parties:

         (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Financial Pacific Company, (i) copies of Financial Pacific Company's consolidated and consolidating quarterly financial reports prepared in accordance with GAAP and (ii) a calculation of the financial tests set forth in
Section 7.01(e) and Section 7.05(a) of this Loan Agreement demonstrating that there is no breach of such Section, all certified by the president, the chief financial officer or chief accounting officer of the initial Servicer;

         (b) Annual Financial Statements of Financial Pacific Company. As soon as available and in any event within 120 days after the end of each fiscal year of Financial Pacific Company, a copy of Financial Pacific Company's combined and combining annual financial statements as reported on by nationally recognized independent certified public accountants (which shall be a "Big-5" accounting firm), along with consolidated and consolidating schedules of the initial Servicer and the Borrower;

         (c) Compliance Certificate. Concurrently with the delivery of the financial statements required pursuant to Section 7.02(a) and (b) hereof, one or more certificates signed by an officer of each of the initial Servicer and Financial Pacific Company authorized to execute such certificates on behalf of the initial Servicer or Financial Pacific Company, as the case may be, stating that:

                  (i) a review of the initial Servicer's performance under the Loan Documents during such period has been made under such officer's supervision;

                  (ii) to the best of such officer's knowledge following reasonable inquiry, no Default has occurred, or if a Default has occurred, specifying the nature thereof and, if the initial Servicer has a right to cure pursuant to Section 8.01 hereof, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the initial Servicer to cure such Default or to otherwise comply with the terms of the agreement to which such Default relates;

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

                  (iii) in the case of financial statements submitted in accordance with Section 7.02(a) hereof, such financial statements are complete and correct in all material respects and present fairly the financial position and results of operations of Financial Pacific Company, the initial Servicer, and the Borrower as of the dates for the periods indicated, in accordance with GAAP consistently applied; and

                  (iv) the initial Servicer has in full force and effect an employee dishonesty insurance policy in accordance with the terms and requirement of Section 3.16 of the Servicing Agreement.

         (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Borrower or the Servicer files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Borrower or the Servicer receives from the PBGC;

         (e) Defaults. As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of each Default, a written statement of the president, the chief financial officer or chief accounting officer of the Borrower or the Servicer, as applicable, setting forth details of such event and the action that the Borrower or the Servicer propose to take with respect thereto;

         (f) Litigation. As soon as possible and in any event within three (3) Business Days of the Borrower's or the Servicer's knowledge thereof, notice of
(i) any litigation, investigation or proceeding which may exist at any time which could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation; and

         (g) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Contracts or the condition or operations, financial or otherwise, of the Borrower or the Servicer as any Notice Party may from time to time reasonably request in order to protect the interests of the Collateral Agent or any Secured Party under or as contemplated by this Agreement.

         Section 7.03. Negative Covenants of Borrower and Servicer. The Borrower and the Servicer each agrees that it will not, without the prior written consent of the Lender:

         (a) Sales, Liens, Etc. (i) In the case of the Borrower, except pursuant hereto or in accordance with Section 2.07, Section 7.06 or Section 11.01 of this Loan Agreement, or Section 3.07 of the Servicing Agreement, and otherwise as contemplated by the Loan Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon or with respect to, any Contract or related Collateral, or any interest therein, or any right to receive income or proceeds from or in respect of any of the foregoing, and (ii) in the case of the Servicer, assert any interest in the Contracts, except as Servicer.

         (b) [RESERVED.]

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

         (c) Change in Business, Underwriting Guidelines or Collection Guidelines. Make any change in the character of its business, in the Underwriting Guidelines or in the Collection Guidelines except as provided for in Section 3.18 of the Servicing Agreement.

         (d) Mergers, Acquisitions, Sales, etc. In the case of the Borrower, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Contracts or any interest therein (other than, in each case, pursuant hereto or in accordance with this Agreement and the other Loan Documents).

         (e) Restricted Payments. The Borrower shall not (a) purchase any membership interests in the Borrower, (b) declare or make any distributions (or any other distribution of cash or other property in respect of any membership interest in the Borrower) except out of its earnings and profits and otherwise in accordance with, its operating agreement, applicable law and clause tenth of
Section 3.03(b) of this Loan Agreement and, unless after giving effect to such distribution or other payment, the Tangible Net Worth of the Borrower (determined in accordance with GAAP) is not less than $10,000 or (c) issue or transfer any of the Borrower's limited liability company interests to any Person other than FinPac.

         (f) Incurrence of Indebtedness. In the case of the Borrower, incur or permit to exist, any liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or any other Indebtedness, except (i) indebtedness pursuant to this Loan Agreement and the other Loan Documents, (ii) current accounts payable arising under the Loan Documents and not overdue, (iii) other current accounts payable arising in the ordinary course of the Borrower's business, which the Borrower has the ability to pay promptly and (iv) with the prior written consent of the Lender, non-recourse subordinated debt to the Borrower's sole equity member for the purpose of funding certain transaction costs and expenses, provided that such debt is expressly non-recourse and subordinate to the Secured Obligations and is payable solely from amounts, if any, that the Borrower receives distributions pursuant to clause tenth of Section 3.03(b).

         (g) Investments, etc. In the case of the Borrower, (i) make, incur or suffer to exist an investment in or equity contribution to, any Person; (ii) make any loan or advance to any Person; or (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

         (h) Amendment of Certificate of Formation; Change in Borrower's Business. In the case of the Borrower, amend its certificate of formation or operating agreement, or engage in any business other than as contemplated by the Loan Documents.

         (i) Negative Pledges. Enter into or assume any agreement (other than this Loan Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon any Contracts or Collateral, as contemplated by the Loan Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Loan Documents.

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

         (j) Changes to Certain Documents. Enter into any amendment, waiver or modification of or supplement to this Loan Agreement or any of the other Loan Documents to which it is a party except to extent expressly provided for herein or therein.

         Section 7.04. Separate Existence. Each of the Borrower and FinPac hereby acknowledges that the Notice Parties are entering into the transactions contemplated by this Loan Agreement and the other Loan Documents in reliance upon the Borrower's identity as a legal entity separate from FinPac and its Affiliates. Therefore, from and after the date hereof, each of the Borrower and FinPac shall take all steps specifically required by this Loan Agreement to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of each of FinPac and any other Person, and is not a division of FinPac or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and FinPac shall take such actions as shall be required in order that:

         (a) The Borrower will be a limited purpose limited liability company whose primary activities are restricted to purchasing or otherwise acquiring from FinPac, owning, holding, granting security interests, or selling interests, in Contracts, entering into agreements for the selling, financing and servicing of the Contracts, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Not less than one manager (or director, if so provided in the organizational documents of the Borrower) of the Borrower (the "Independent Manager") shall be an individual who is not a direct, indirect or beneficial member, officer, director, employee, affiliate, associate or supplier of Financial Pacific Company or any of its Affiliates (other than the Borrower); provided that any Independent Manager may also serve as an independent manager of any other special purpose entity owned by Financial Pacific Company or any of its Affiliates and still qualify as an Independent Manager of the Borrower. The certificate of formation of the Borrower shall provide that (i) neither the Borrower's managers or members shall approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Manager;

         (c) No Independent Manager shall at any time serve as a trustee in bankruptcy for the Borrower, Financial Pacific or any Affiliate thereof;

         (d) Any consultant or agent of the Borrower will be compensated from the Borrower's funds for services provided to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Loan Documents for the Contracts, which servicer will be fully compensated for its services by payment of the Servicing Fee;

         (e) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Contracts. The Borrower will pay the Servicer the Servicing Fee pursuant hereto. To the extent, if any, that the Borrower shares items of

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

expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services and insurance, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood, however, that certain organizational expenses of the Borrower and certain fees and expenses relating to the preparation, negotiation, execution and delivery of the Loan Documents may be paid by FinPac;

         (f) The Borrower's operating expenses will not be paid by FinPac or any other Affiliate thereof;

         (g) The Borrower's books and records will be maintained separately from those of FinPac and any other Affiliate thereof;

         (h) All financial statements of FinPac or any Affiliate thereof that are consolidated to include the Borrower will contain notations clearly noting
(i) all of the Borrower's assets are owned by the Borrower and (ii) the Borrower is a separate entity with creditors who have received security interests in the Borrower's assets;

         (i) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of FinPac or any Affiliate thereof, including marking all reports, records, files and any information system pertaining to Borrower's assets to reflect ownership interest of the Borrower;

         (j) The Borrower will strictly observe limited liability company formalities in its dealings with FinPac or any Affiliate thereof, and funds or other assets of the Borrower will not be commingled with those of FinPac or any Affiliate thereof except as contemplated by this Loan Agreement and the other Loan Documents. The Borrower shall not maintain joint bank accounts or other depository accounts to which FinPac or any Affiliate thereof (other than FinPac in its capacity as Servicer) has independent access. The Borrower will pay to the appropriate affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such affiliate, but Borrower shall not, directly or indirectly, be named as a direct or contingent beneficiary or loss payee under any insurance policy with respect to any amounts payable due to occurrences or events related to FinPac or any Affiliate thereof; and

         (k) The Borrower will maintain arm's-length relationships with FinPac (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Except as contemplated in the Loan Documents the Borrower and FinPac will not be, and neither the Borrower nor FinPac will hold itself out to be, responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. FinPac and the Borrower will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

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

         Section 7.05. Covenants of Financial Pacific Company. The following financial covenants shall be complied with and, in the case of paragraph (a), shall be measured on a quarterly basis:

         (a) Financial Pacific Company and its consolidated Subsidiaries (including the initial Servicer and Borrower) shall maintain a ratio, on a consolidated basis, of total debt to Tangible Net Worth not to exceed 24 to 1, calculated on a quarterly basis beginning with the quarter ended March 31, 2002. Total debt shall include only interest-bearing debt.

         (b) Financial Pacific Company shall obtain the prior written consent of the Lender, which consent shall not be unreasonably withheld, for (a) any amendment, restatements, modifications or prepayments to any of its subordinated debt agreements, (b) incurring indebtedness for borrowed money, other than that provided for in its currently outstanding subordinated note agreement, (c) purchasing or establishing any subsidiary directly owned by Financial Pacific Company, other than the initial Servicer and the Borrower, or (d) making any material change in the character of its business.

         Section 7.06. Securitizations.

         (a) From the Effective Date through the termination of this Loan Agreement, Panmure and any Affiliate thereof shall be the sole manager or sole placement agent for all Securitizations; provided that, in its sole and absolute discretion, Panmure or any such Affiliate may elect to assemble a syndicate of managers or placement agents with respect to any given Securitization, in which case Panmure or such Affiliate shall act as the lead manager or lead placement agent for such Securitization. Notwithstanding the foregoing, Panmure and each Affiliate thereof may, in it sole and absolute discretion, waive its right to act as manager or placement agent in connection with a given Securitization, it being understood that any such waiver shall be effective only with respect to such Securitization and shall not constitute a waiver of any right of Panmure or any Affiliate hereof to act as sole manager or sole placement agent in connection with any other Securitization.

         (b) The Borrower and FinPac hereby acknowledge and agree that, with respect to any Securitization, the amount of the proceeds of such Securitization received by any of their respective Affiliates equal to the aggregate of the Release Prices of the Contracts included in such Securitization shall be used to repay Advances then outstanding and other outstanding Secured Obligations under this Loan Agreement, the Note or any other Loan Document as provided in Section 2.07(e).

         (c) With respect to each Securitization, the Borrower and FinPac hereby agree to pay Panmure or the applicable Affiliate thereof the fee relating to such Securitization as set forth in the Engagement Letter.

         (d) Notwithstanding anything to the contrary contained herein, nothing in this Loan Agreement is intended to be nor does it constitute a commitment or obligation by Panmure or any of its Affiliates to act as an underwriter, manager or placement agent in connection with any offering or sale of securities or to arrange any financing by FinPac, the Borrower or any of their respective Affiliates; and no liability or obligation on the part of Panmure or any of its Affiliates

                                       41       Warehouse and Security Agreement
to proceed with or participate in an offering or sale of securities or arrangement of financing by FinPac, the Borrower or any of their respective Affiliates shall be created or exist unless or until Panmure or any of its Affiliates, as the case may be, has executed and delivered a purchase agreement, placement agency agreement or similar agreement containing Panmure's or such Affiliate's customary provisions (including provisions with respect to indemnification and contribution) and then only in accordance with the terms and conditions set forth therein.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         Section 8.01. Events of Default. Each of the following events shall constitute an "Event of Default":

         (a) Any failure (i) by FinPac, the Servicer or the Borrower to deliver to the Collateral Agent for distribution to the Secured Parties or deposit in the Lock-Box Account, the Collection Account or the Distribution Account any proceeds or payment required to be so delivered by FinPac, the Servicer or the Borrower, as applicable, under the terms of this Loan Agreement or any other Loan Document or (ii) by any FinPac Party to pay any Secured Obligations when due and payable by it hereunder or under any other Loan Document, and any such failure shall remain unremedied for one (1) Business Day after delivery, deposit or payment, as applicable, is required hereunder or thereunder; or any certificate, statement or report required by Section 3.09 or Section 3.15 of the Servicing Agreement or Section 7.01(g) of this Loan Agreement shall not have been delivered within two (2) Business Days after the date any such certificate or statement or report, as the case may be, is required to be delivered or such certificate, statement or report, as delivered, is a breach of Section 6.01(z); or

         (b) (1) Failure to comply with Section 2.03 of the Servicing Agreement or (2) failure on the part of any FinPac Party duly to observe or to perform in all material respects any other covenant or agreement of such FinPac Party (as the case may be) set forth in this Loan Agreement or any other Loan Document, which failure (if in the reasonable judgment of the Lender such failure is capable of being cured), in the case of this clause (2), shall continue unremedied for a period of ten (10) Business Days after the earlier of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such FinPac Party by any Notice Party, or (B) the date on which an officer of such FinPac Party has actual knowledge of such failure; or

         (c) Failure of any representation or warranty made or deemed made by any FinPac Party in this Loan Agreement or any other Loan Document (other than any breach of a representation and warranty as to Contracts set forth in Section 3.2(b) of the Acquisition Agreement, for which the sole remedy is repurchase of such Contract) to be true and correct in all material respects when made or deemed made, which failure (if in the reasonable judgment of the Lender such failure is capable of being cured) shall continue unremedied for a period of 30 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such FinPac Party by any Notice Party, or (y) the date on which an officer of such FinPac Party has actual knowledge of such failure; or

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

         (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $500,000 of, or guaranteed by, any FinPac Party or any of the respective Subsidiaries of a FinPac Party, which default (i) is a default in payment of any principal or interest on such indebtedness when due or, if later, within any applicable grace period, or (ii) such default shall have resulted in acceleration of the maturity of such indebtedness; or

         (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to any FinPac Party; or

         (f) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the FinPac Parties to the Notice Parties prior to the date of execution and delivery of this Loan Agreement is pending against any FinPac Party or any Affiliate thereof, which, in the reasonable opinion of the Lender, if adversely determined, would have a Material Adverse Effect, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the reasonable opinion of the Lender, would have a reasonable probability of causing a Material Adverse Effect; or

         (g) The Borrower, for any reason, shall fail to grant to the Collateral Agent, for the benefit of the Secured Parties, and to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Contracts and other Collateral pledged by it hereunder; or

         (h) A Change in Control shall occur; or

         (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the FinPac Parties, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the FinPac Parties, and such lien shall not have been released within five (5) Business Days, unless such lien is being contested by a FinPac Party in good faith pursuant to appropriate proceedings; or

         (j) As of any Determination Date in any Collection Period:

                  (i) the average of the 31 to 60 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 7.0%;

                  (ii) the average of the 61 to 90 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 3.5%;

                  (iii) the average of the Annualized Charge Off Ratios for the three most recently ended Collection Periods exceeds 7.5%;

                  (iv) the average of the NPA Ratios for the three most recently ended Collection Periods exceeds 1.25%;

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

         (k) A breach of any financial covenant set forth in Section 7.01(e) or
Section 7.05 of this Loan Agreement; or

         (l) Any judgments against, or settlements by, FinPac or the Borrower for damages in excess of $500,000 are rendered or made, unless such amount is covered by valid insurance with respect to which the insurer has admitted liability or, in the case of a judgment, such judgment shall not have been discharged or stayed within sixty days of its entry; or

         (m) Except as otherwise permitted pursuant to Section 14.13 of this Loan Agreement, the Borrower or the Servicer assigns, or attempts to assign, any of its rights as obligations under any Loan Document; or

         (n) As of any Payment Date, the Total Outstanding Advances (i) shall exceed 105% of the aggregate notional balances of all outstanding Interest Rate Hedging Transactions or (ii) shall be less than 95% of the aggregate notional balances of all outstanding Interest Rate Hedging Transactions; or

         (o) The Borrower shall have failed to cure a Borrowing Base Deficiency in the manner, and within the time period, set forth in Section 2.07(a); or

         (p) The total Outstanding Advances, together with all other outstanding Secured Obligations, shall be greater than zero on the date occurring ninety
(90) days after the Facility Termination Date;

         (q) A Level II Static Pool Net Loss Event has occurred;

         (r) The occurrence of a material exception in any audit of a FinPac Party or any Affiliate of a FinPac Party which may have a material adverse effect on the Lender, in the reasonable opinion of the Lender;

         (s) Any default in the payment of interest or principal when due and payable under this Loan Agreement;

         (t) The Borrower is required to register as an "investment company" under the Investment Company Act of 1940, as amended;

         (u) A Material Adverse Effect or a Material Adverse Change has occurred;

         (v) The Lender shall not have delivered a Servicer Extension Notice pursuant to Section 5.03 of the Servicing Agreement; or

         (w) Any improper designation of funds by the Servicer under clause II.2(c)(iii)(B) of the Lock-Box Agreement which remains unremedied for one Business Day after Servicer's knowledge of such improper designation.

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                                   ARTICLE IX

                              REMEDIES UPON DEFAULT

         Section 9.01. Remedies. If any Event of Default shall have occurred and be continuing, then (i) the Lender, by notice given in writing to the Servicer (a copy of which notice shall be given to the Collateral Agent and the Backup Servicer) may terminate all of the rights and obligations of the Servicer under this Loan Agreement and the other Loan Documents, (ii) (other than an Event of Default described in Section 8.01(e)), the Lender may declare the Facility Termination Date to have occurred, (iii) in the case of an Event of Default described in Section 8.01(e), the Facility Termination Date shall occur automatically, and (iv) in the case of any Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall be entitled to exercise all other rights and remedies provided under this Loan Agreement and the other Loan Documents, as well as all other rights and remedies provided under the UCC of each applicable jurisdiction and other Requirements of Law, which rights shall be cumulative.

                                    ARTICLE X

                           NO DUTY OF COLLATERAL AGENT

         Section 10.01. No Duty of Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the interests in the Collateral of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the FinPac Parties for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                                   ARTICLE XI

                PURCHASE OF RELEASE AND SUBSTITUTION OF CONTRACTS

         Section 11.01. Purchase of Release and Substitution.

         (a) Subject to the limitation set forth in Section 11.01(c), the Borrower may, upon three (3) Business Days' notice to the Servicer, the Collateral Agent and the Lender, purchase the release of a Replaceable Contract (and the Equipment and other Collateral related thereto) from the security interest of the Collateral Agent by remitting, in accordance with the terms of
Section 2.07(d), the Release Price for such Contract to the Collateral Agent for deposit in the Distribution Account; provided, however, that no such purchase of the release of such Contracts shall be made if (i) such purchase is made with any intent to hinder, delay, or defraud any Person to which the Borrower is or will become indebted; (ii) there shall be any reason to believe that the Borrower is insolvent or that such purchase will render the Borrower insolvent on the date thereof or as a result of such purchase; (iii) at the time of such purchase, the Borrower is engaged in business, or about to engage in business, for which the assets remaining with it after the purchase will be an unreasonably small amount of capital; or (iv) the Borrower intends or believes that it will incur debts beyond its ability to pay as such debts mature.

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

         (b) Subject to the limitation set forth in Section 11.01(c), the Borrower may, upon three (3) Business Days' notice to the Servicer, the Collateral Agent and the Lender, obtain the release of a Replaceable Contract (and the Equipment and other Collateral related thereto) by replacing such Replaceable Contract (and the Equipment and other Collateral related thereto) with one or more Substitute Contracts (and the Equipment and other Collateral related thereto); provided that each removal of a Replaceable Contract and replacement thereof with one or more Substitute Contracts shall satisfy the following conditions precedent:

                  (i) each Substitute Contract shall meet each eligibility criterion set forth in Exhibit D to this Loan Agreement and shall thus qualify as an Eligible Contract;

                  (ii) the Final Due Date of each Substitute Contract shall be on or prior to the Final Due Date of the related Replaceable Contract; and

                  (iii) after giving effect to the removal of a Replaceable Contract from the pool of Eligible Contracts and the addition of one or more related Substitute Contracts to the pool of Eligible Contracts, the sum of the Implicit Principal Balances of such Substitute Contracts, as of the date of such removal and addition, shall not be less than the Implicit Principal Balance of such Replaceable Contract as of the date of such removal and addition.

         (c) Notwithstanding anything in this Loan Agreement to the contrary, neither any purchase of the release of a given Replaceable Contract pursuant to
Section 11.01(a) nor any substitution of a given Replaceable Contract with a Substitute Contract pursuant to Section 11.01(b) shall be permissible unless, after giving effect to the removal of such given Replaceable Contract pursuant to Section 11.01(a) or (b), as applicable, the aggregate of the Implicit Principal Balances of all Replaceable Contracts removed from the pool of Contracts (in each case, as of the date of removal of such Replaceable Contract) at any time after the later of (x) the Closing Date or (y) the date of the most recent Substantial Securitization is less than or equal to 10% of the Aggregate Implicit Principal Balance of all Contracts as of the date of removal of such given Replaceable Contract.

         Section 11.02. Procedure.

         (a) By 3:00 p.m., New York, New York time, on the third (3rd) Business Day preceding each Deposit Date, the Borrower shall give written notice to FinPac, the Servicer, the Collateral Agent and the Lender of its election to purchase the release of any Replaceable Contract pursuant to Section 11.01(a) on such Deposit Date or to substitute one or more Substitute Contracts for a Replaceable Contract pursuant to Section 11.01(b) on such Deposit Date.

         (b) By 3:00 p.m., New York, New York time, on each Deposit Date, the Borrower, in accordance with the terms of Section 2.07(d), shall remit to the Servicer for deposit into the Distribution Account the Release Price for each Replaceable Contract, the release of which the Borrower shall have elected to purchase, pursuant to Section 11.01(a), on such Deposit Date.

         (c) By 3:00 p.m., New York, New York time, on the third (3rd) Business Day preceding each Deposit Date, the Borrower shall deliver to the Servicer, for inclusion in the Servicer's Certificate for the related Determination Date, and to FinPac, the Lender and the Collateral

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Agent: (i) a list of all Replaceable Contracts to be removed from the pool of
Contracts on such Deposit Date pursuant to Section 11.01(a) or (b), which shall be deleted by the Collateral Agent from Exhibit 5 to the Custodial Agreement,
(ii) a supplement to Exhibit 5 to the Custodial Agreement setting forth for each Substitute Contract to be added to the pool of Eligible Contracts on such Deposit Date pursuant to Section 11.01(b) all information required to be listed with respect to a Contract on such Exhibit 5 to the Custodial Agreement, (iii) an irrevocable written notice of the pledge by the Borrower to the Collateral Agent of a security interest in each such Substitute Contract, in the form in which such a pledge is required to be expressed in any Notice of Borrowing and Pledge, (iv) an Officers' Certificate executed by a Responsible Officer of the Borrower, (A) certifying that each such Substitute Contract is an "Eligible Contract", (B) specifying each Replaceable Contract for which one or more Substitute Contracts has been substituted, (C) certifying that each requirement under Section 11.02(b) has been satisfied with respect to the addition of each such Substitute Contract, (D) certifying that the removal of each such Replaceable Contract is in accordance with the terms of Section 11.01(c), and
(E) containing the certifications required in any Borrowing Base Certificate as to the satisfaction of all matters referred to in Section 5.02(a), (b) and (c) hereof, and (iv) such additional information concerning such Substitute Contracts and/or Replaceable Contracts as may be needed for the Servicer to prepare such Servicer's Certificate pursuant to Section 3.09 of the Servicing Agreement and otherwise to carry out its duties as Servicer under the Servicing Agreement.

         (d) Subject to the provisions of Section 11.03, the delivery of any Officers' Certificate and supplement to Exhibit 5 to the Custodial Agreement pursuant to Section 11.02(c) shall be conclusive evidence, without further act or deed, that (i) the Borrower pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and pursuant to Section 11.01 hereof all of the Borrower's right, title and interest in and to the Substitute Contracts identified in such supplement, and the related rights associated with such Contract, (ii) the Borrower pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, all of the Borrower's right, title and interest in and to the Equipment and all other Collateral related to each such Substitute Contract, and (iii) the Collateral Agent, on behalf of the Lender and the Hedge Counterparty released to the Borrower, without representation or warranty, all of the Lender's, the Hedge Counterparty's and the Collateral Agent's right, title and interest in and to the Replaceable Contracts identified in such Officers' Certificate and released its security interest in the Equipment and all other Collateral relating thereto. The Borrower shall deliver to the Collateral Agent all documentation with respect to each Substitute Contract that is required to be delivered in respect of any Contract pursuant to Section 2.04, within the time specified under Section 2.04. The Borrower shall promptly request the Collateral Agent in writing to deliver to or upon the order of the Borrower the original executed counterpart of each Replaceable Contract for which purchase of release or substitution has been made pursuant to Section 11.01 hereof and the Collateral Agent shall deliver to the Borrower the original executed counterpart of each Replaceable Contract for which purchase of release or substitution has been made pursuant to Section
11.01 hereof in accordance with the provisions of Section 6 of the Custodial Agreement.

         Section 11.03. Objection and Purchase.

         If the Lender objects to any purchase of release or substitution of Contracts within ten days of receipt of the Servicer's Certificate providing notice thereof pursuant to Section 3.09 of the Servicing Agreement, on the grounds either that any Substitute Contract is not an Eligible

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Contract within the meaning of the definition thereof or that such purchase of release or substitution is otherwise not permitted under the provisions of
Section 11.01 hereof, the Borrower shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Contract is an Eligible Contract and that such purchase of release or substitution is permitted under the provisions of Section 11.01 hereof. Following such presentation, the procurement of release or substitution shall remain effective if each Person originally objecting to the substitution withdraws the objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any Contract was not, at the time of substitution, an Eligible Contract, then the Borrower shall be required to purchase the release of such Contract in accordance with the provisions of Section 11.01(a) hereof.

         Section 11.04. Borrower's, Servicer's and Collateral Agent's Subsequent Obligations.

         Upon any removal of a Replaceable Contract from the pool of Contracts pursuant to Section 11.01(a) or (b), the Borrower's, the Servicer's and the Collateral Agent's obligations under the Loan Documents with respect to such Replaceable Contract and the Collateral related thereto shall cease. Upon the addition of a Substitute Contract to the pool of Eligible Contracts pursuant to
Section 11.01(b), the Borrower, the Servicer and the Collateral Agent shall each thereafter have the same obligations with respect to such Substitute Contract and the Collateral related thereto as it has with respect to all other Contracts subject to the terms of the Loan Documents.

                                   ARTICLE XII

                                ACCOUNTS; REPORTS

         Section 12.01. Establishment of Accounts.

         (a) The Borrower, for the benefit of the Lender and the Hedge Counterparty, shall establish and maintain in the name of the Collateral Agent an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lender and the Hedge Counterparty. The Collection Account shall initially be established with Bank of America.

         (b) The Borrower, for the benefit of the Lender and the Hedge Counterparty, shall establish and maintain in the name of the Collateral Agent an Eligible Account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lender and the Hedge Counterparty. The Distribution Account shall initially be established with the Collateral Agent.

         (c) The Borrower, for the benefit of the Lender and the Hedge Counterparty, shall establish and maintain in the name of the Collateral Agent an Eligible Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lender and the Hedge Counterparty. The Reserve Account shall initially be established with the Collateral Agent.

         (d) Funds on deposit in the Collection Account, the Distribution Account and the Reserve Account shall be invested by the Collateral Agent (or any custodian with respect to

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

funds on deposit in any such account) or Bank of America, as applicable, in Permitted Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise), provided that no Event of Default shall have occurred and be continuing. In the absence of any contrary instruction, the investments that shall be deemed to have been selected shall be the investments specified in clause (iv) of the definition of "Permitted Investments" set forth in Appendix A to this Loan Agreement. Other than as permitted by the Lender, funds on deposit in the Collection Account, the Distribution Account or the Reserve Account shall be invested in Permitted Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. All Permitted Investments will be held to maturity.

         (e) In accordance with Section 3.03(b) of this Loan Agreement, the Servicer shall direct Bank of America or the then current holder of the Collection Account to deposit into the Collection Account all Investment Earnings of monies deposited in the Collection Account which will be transferred on the Collection Transfer Date no later than the close of business on the Business Day immediately preceding the related Collection Transfer Date, and any loss resulting from such investments shall be charged to the Collection Account. All Investment Earnings of monies deposited in the Distribution Account shall be deposited by the Collateral Agent in the Distribution Account no later than the close of business on the Business Day immediately preceding the related Payment Date, and any loss resulting from such investments shall be charged to the Distribution Account. All Investment Earnings of monies deposited in the Reserve Account shall be deposited by the Collateral Agent in the Reserve Account no later than the close of business on the Business Day immediately preceding the related Payment Date, and any loss resulting from such investments shall be charged to the Reserve Account. The Servicer will not direct the Collateral Agent or Bank of America, as applicable, to make any investment of any funds held in the Collection Account, the Distribution Account or the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Collateral Agent or Bank of America, as applicable, to make any such investment, if requested by the Collateral Agent, Bank of America or by the Lender, the Servicer shall deliver to the Collateral Agent, Bank of America and the Lender an Opinion of Counsel to such effect.

         (f) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account, the Distribution Account or the Reserve Account to the Collateral Agent or Bank of America, as applicable, by 12:00 p.m., New York, New York time (or such other time as may be agreed by the Servicer and the Collateral Agent or Bank of America, as applicable), on any Business Day; or (ii) a Default shall have occurred and be continuing but the Secured Obligations shall not have been declared due and payable, or, if such amounts shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Collateral are being applied as if there had not been such a declaration; then the Collateral Agent or Bank of America, as applicable shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account, the Distribution Account and the Reserve Account in one or more Permitted Investments pursuant to paragraph (c) above.

         (g) The Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Collection

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Account and in all Proceeds thereof and all such funds, investments, Proceeds and income shall be part of the Collateral. The Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all Proceeds thereof and all such funds, investments, Proceeds and income shall be part of the Collateral. The Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all Proceeds thereof and all such funds, investments, Proceeds and income shall be part of the Collateral. Except as otherwise provided herein, the Collection Account, the Distribution Account and the Reserve Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Lender and the Hedge Counterparty. If, at any time, either the Collection Account or the Reserve Account ceases to be an Eligible Account, the Servicer (in the case of the Distribution Account and the Collection Account) or the Borrower (in the case of the Reserve Account), for the benefit of the Lender and the Hedge Counterparty, shall within five Business Days (or such longer period as to which the Lender may consent) establish a new Collection Account, Distribution Account or Reserve Account, as the case may be, as an Eligible Account and shall transfer any cash and/or any investments to such new Collection Account, Distribution Account or Reserve Account. In connection with the foregoing, the Servicer agrees that, in the event that the Collection Account is not an account with Bank of America or the Collateral Agent, the Servicer shall notify the Lender in writing promptly upon the cessation of the Collection Account to be an Eligible Account. In connection with the foregoing, the Servicer agrees that in the event that the Distribution Account is not an account with the Collateral Agent, the Servicer shall notify the Lender in writing promptly upon the cessation of the Distribution Account to be an Eligible Account. In connection with the foregoing, the Borrower agrees that, in the event that the Reserve Account is not an account with the Collateral Agent, the Borrower shall notify the Lender in writing promptly upon the cessation of the Reserve Account to be an Eligible Account.

         (h) With respect to the Facility Account Property:

                           (A) any Facility Account Property shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Collateral Agent, and the Collateral Agent shall have sole signature authority with respect thereto;

                           (B)      any Facility Account Property that
                  constitutes physical property shall be delivered to the Collateral Agent in accordance with paragraphs (1)(a) and (b) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be held, pending maturity or disposition, solely by the Collateral Agent or a securities intermediary (as such term is defined in Article 8 of the UCC) acting solely for the Collateral Agent;

                           (C) any Facility Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (1)(c) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Facility Account Property as described in such paragraph; and

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

                           (D) any Facility Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Collateral Agent in accordance with paragraph (1)(d) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued registration of the Collateral Agent's (or its nominee's) ownership of such security.

Effective upon delivery of any Facility Account Property in the form of physical property, book-entry securities or uncertificated securities, the Collateral Agent shall be deemed to have purchased such Facility Account Property for value, in good faith and without notice of any adverse claim thereto.

         The Collateral Agent shall not enter into any subordination or intercreditor agreement with respect to the Facility Account Property other than, to the extent applicable, this Loan Agreement.

         Section 12.02. Deposits into and Withdrawals from Accounts.

         (a) Payments from Customers received in a post office box that is subject to a Lock-Box Agreement shall be handled in accordance with Section 3.02 and Section 4.02 of the Servicing Agreement. In addition, the Servicer shall deposit or cause to be deposited in the Lock-Box Account all Receivables (including, without limitation, any Residual Proceeds, Recoveries, Guaranty Amounts and Insurance Proceeds) received or collected by the Servicer (and which were not mailed by Customers directly to such a post office box) no later than the second Business Day immediately following such receipt. Pending such deposit, such Receivables shall be held by the Servicer in trust for the benefit of the Lender and the Hedge Counterparty.

         The Servicer or the Borrower, as applicable, shall deposit or cause to be deposited in the Distribution Account (i) each Swap Payment paid by the Hedge Counterparty pursuant to any Interest Rate Hedging Transaction, on the date of receipt of such payment (it being understood that the Borrower shall instruct the Hedge Counterparty, pursuant to each Interest Rate Hedging Agreement and each Interest Rate Hedging Transaction thereunder, to deposit each such Swap Payment into the Distribution Account), (ii) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to
Section 2.07(b) of this Loan Agreement, within the time specified under Section 2.07(b) of this Loan Agreement (it being understood that the Collateral Agent shall, on the date of receipt of any such Release Price from FinPac, on behalf of the Borrower, pursuant to Section 6.2 of the Acquisition Agreement, deposit such amount in the Distribution Account), (iii) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to Section 2.07(c) of this Loan Agreement, within the time specified under
Section 2.07(c) of this Loan Agreement, (iv) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to
Section 2.07(d) of this Loan Agreement, within the time specified under Section 2.07(d) of this Loan Agreement (it being understood that the Collateral Agent shall, on the date of receipt of any such Release Price from the Borrower deposit such amount in the Distribution Account), (v) any Prepayment Amount for any Payment Date, no later than 12:00 noon New York, New York time on such Payment Date and (vi) each Servicer Advance for such

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

Payment Date required to be made under Section 4.04 of the Servicing Agreement, no later than the fourth (4 th) Business Day immediately preceding such Payment Date (it being understood that the Collateral Agent shall, on the date of receipt of any such Servicer Advance from the Servicer, deposit such amount in the Distribution Account). Pending the deposit of such funds in the Distribution Account (or the delivery of such amounts to the Collateral Agent for deposit in the Distribution Account), such funds shall be held by the Servicer or the Borrower, as applicable, in trust for the benefit of the Lender and the Hedge Counterparty.

         (b) On each Payment Date (and, in each case, prior to the making of any required payments on such Payment Date pursuant to Sections 3.03(b) and 12.02(c) of this Loan Agreement), the Collateral Agent shall deposit in the Distribution Account (i) the Reserve Account Regular Application Amount for such Payment Date, if any, withdrawn from the Reserve Account in accordance with Section 12.02(f) of this Loan Agreement, and (ii) if the Collateral Agent shall have received an Additional Reserve Account Release Direction on such Payment Date, the Additional Reserve Account Application Amount specified in such direction.

         (c) On each Payment Date, the Collateral Agent shall (based on the Servicer's Certificate delivered by the Servicer pursuant to Section 3.09 of the Servicing Agreement) withdraw all Available Funds, any Reserve Account Regular Application Amount and any Additional Reserve Account Application Amount on deposit in the Distribution Account, and apply such funds in the manner set forth in Section 3.03(b) of this Loan Agreement.

         (d) Neither the Servicer nor the Borrower shall withdraw or otherwise remove, or permit the removal by any Person other than the Collateral Agent of, any funds in the Collection Account, the Distribution Account or the Reserve Account, other than in accordance with this Loan Agreement and the other Loan Documents then in effect. Neither the Servicer nor the Borrower shall instruct the Collateral Agent to withdraw or otherwise remove any funds in the Collection Account, the Distribution Account or the Reserve Account except as provided in this Section 12.02. Notwithstanding anything in this clause (d) to the contrary, the Servicer shall instruct the Collateral Agent to pay to the Borrower amounts paid into the Collection Account that are not Receivables on a Contract or other amounts required to be deposited into the Collection Account or the Distribution Account pursuant to this Loan Agreement or any of the other Loan Documents (including, without limitation, any reasonable out-of-pocket expenses incurred by the Servicer in enforcing a Defaulted Contract, to the extent not previously retained) if the Borrower or Servicer shall have (x) notified the Lender (with a copy to the Collateral Agent, in the case of any amount to be withdrawn from the Collection Account or the Distribution Account) in writing of the amount to be remitted to the Borrower and (y) demonstrated to the Lender's reasonable satisfaction that the amount proposed to be removed did not constitute Receivables or other amounts required to be deposited into the Collection Account or the Distribution Account pursuant to this Loan Agreement or any of the other Loan Documents.

         (e) With respect to any date of determination, the amount required to be on deposit in the Reserve Account shall equal the Required Reserve Account Amount. On each Funding Date, the Lender shall deliver to the Collateral Agent, for deposit into the Reserve Account, the Funding Date Reserve Account Deposit, if any, with respect to each Advance made on such Funding Date, in accordance with Section 2.03(b) of this Loan Agreement.

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

         (f) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Available Funds with respect to such Determination Date are less than the sum of the amounts payable on the related Payment Date pursuant to clauses first through sixth of Section 3.03(b) of this Loan Agreement (such deficiency being a "Deficiency Claim Amount"), then on such Determination Date, the Servicer shall deliver to the Collateral Agent, the Borrower and the Lender, by hand delivery, telex or facsimile transmission, a written notice in substantially the form of Exhibit B attached hereto (a "Deficiency Notice") specifying the Deficiency Claim Amount and the Reserve Account Regular Application Amount for the related Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit from the Reserve Account the Reserve Account Regular Application Amount for deposit in the Distribution Account on such Payment Date.

         (g) Any Deficiency Notice shall be delivered by 2:00 p.m., New York, New York time, on the related Determination Date. The amounts distributed pursuant to a Deficiency Notice shall be deposited by the Collateral Agent into the Distribution Account pursuant to Section 12.02(b) of this Loan Agreement.

         (h) To the extent that, on any Payment Date after giving effect to the payments required to be made on such Payment Date pursuant to clauses first through eighth of Section 3.03(b) of this Loan Agreement, the Reserve Account Available Amount exceeds the Required Reserve Account Amount for such Payment Date, the Collateral Agent shall withdraw from the Reserve Account an amount equal to such excess and pay such amount to or at the direction of the Borrower pursuant to clause tenth of Section 3.03(b) of this Loan Agreement on such Payment Date.

         Section 12.03. Reports.

         (a) Upon discovery by the Servicer of any Contract ceasing to be an Eligible Contract, if a Borrowing Base Deficiency exists or will result therefrom, the Servicer shall deliver (or shall cause the Borrower to deliver) to the Lender a Borrowing Base Deficiency Notice no later than 3:00 p.m., New York time, on the Business Day immediately succeeding such discovery.

         (b) The Servicer shall deliver to the Lender and/or permit the Lender to inspect any property, books, valuations, records, audits or other information as the Lender may request upon reasonable prior notice.

         (c) The Collateral Agent shall, upon request from the Servicer, provide the Servicer with sufficient information regarding the amount of Receivables with respect to the Contracts received by the Collateral Agent from a Lock-Box Account and the other accounts held in the name of the Collateral Agent to permit the Servicer to perform its duties under the Servicing Agreement.

         Section 12.04. Securities Accounts. The Collateral Agent agrees that the Distribution Account and the Reserve Account held by it hereunder shall each be maintained as a "securities account" as defined in the UCC as in effect in New York, and Wells Fargo Bank Minnesota, National Association hereby agrees that it is and will act as a "securities intermediary" (in such capacity, the "Securities Intermediary") for the Collateral Agent as the "entitlement holder" (as

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

defined in Article 8 of the UCC) with respect to each such account. The parties hereto agree that the Distribution Account and the Reserve Account shall be governed by the laws of the State of Minnesota, and regardless of any provision in any other agreement, the "securities intermediary's jurisdiction" (within the meaning of Article 8 of the UCC) shall be the State of Minnesota. The Securities Intermediary acknowledges and agrees that (a) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collection Account, the Distribution Account and the Reserve Account shall be treated as a "financial asset" within the meaning of Article 8 of the UCC and
(b) notwithstanding anything to the contrary, if at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Distribution Account or the Reserve Account, the Securities Intermediary shall comply with such entitlement order without further consent by FinPac, the Borrower, the Lender, the Hedge Counterparty or any other Person. In the event of any conflict of any provision of this Section 12.04 with any other provision of this Loan Agreement or any other agreement or document, the provisions of this Section
12.04 shall prevail.

                                  ARTICLE XIII

                                   [RESERVED]

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.01. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies or privileges thereunder. The rights, remedies, powers and privileges provided in this Loan Agreement, the Note or any other Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

         Section 14.02. Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for under the Loan Documents (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by facsimile) delivered to the intended recipient at the address specified for each party hereto below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party:

THE BORROWER:                    Financial Pacific Funding II, LLC
                                 3455 S. 344 Way, Suite 300
                                 Federal Way, WA 98001
                                 Attention: Erik Weedon

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

                                 Facsimile No.: (253) 568-2222
                                 Telephone No.: (253) 568-6140

THE ORIGINATOR
AND SERVICER:                    Financial Pacific Leasing, LLC
                                 3455 S. 344 Way, Suite 300
                                 Federal Way, WA 98001
                                 Attention: Erik Weedon
                                 Facsimile No.: (253) 568-2222
                                 Telephone No.: (253) 568-6140

THE LENDER:                      Westside Funding Corporation
                                 c/o AMACAR Group, L.L.C.
                                 6525 Morrison Boulevard, Suite 318
                                 Charlotte, North Carolina 28211
                                 Attention: Juliana Johnson
                                 Facsimile No.: (704) 365-1362
                                 Telephone No.: (704) 365-0569

                                 With a copy to:

                                 Westdeutsche Landesbank Girozentrale,
                                 New York Branch
                                 1211 Avenue of the Americas
                                 New York, New York 10036
                                 Attention: Jennifer Tarozzi
                                 Facsimile No.: (212) 597-1423
                                 Telephone No.: (212) 597-8534

THE COLLATERAL AGENT:            Wells Fargo Bank Minnesota, National
                                 Association

                                 Sixth Street and Marquette Avenue
                                 MAC N9311-161
                                 Minneapolis, Minnesota 55479
                                 Attention: Corporate Trust Services
                                            Asset Backed Administration
                                 Facsimile No.: (612) 667-3539
                                 Telephone No.: (612) 667-8058

         Except as otherwise provided in this Loan Agreement and except for notices given under Article II (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by facsimile (evidenced by electronic receipt) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 14.03. Indemnification and Expenses.

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

         (a) Each of FinPac and the Borrower agrees to hold the Lender, the Collateral Agent, the Backup Servicer, the Hedge Counterparty and each of their officers, directors, agents and employees (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document, any Collateral or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document, any Collateral or any transaction contemplated hereby or thereby, including, without limitation, (i) failure by such party to comply with any applicable law, rule or regulation with respect to any Contract or any item of Equipment, or the nonconformity of any Contract or the origination or servicing thereof with any such applicable law, rule or regulation, (ii) the offering or effectuation of any Securitization, (iii) the commingling of the Proceeds of the Collateral at any time with other funds, or (iv) the breach by such party of any of its respective representations, warranties or covenants contained in this Loan Agreement or any other Loan Document, except, in each case, (A) to the extent arising from such Indemnified Party's gross negligence or willful misconduct, (B) any tax upon or measured by net income of any Indemnified Party and (C) with respect to FinPac only, recourse for Defaulted Contracts. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of such Collateral, each of FinPac and the Borrower will save, indemnify and hold each Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a FinPac Party. Each of FinPac and the Borrower also agrees to reimburse each Indemnified Party as and when billed by such Indemnified Party for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document, any Collateral or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel (including all fees and disbursements incurred in any action or proceeding between a FinPac Party and an Indemnified Party or between an Indemnified Party and any third party relating hereto).

         (b) Subject to the terms of the Engagement Letter, each of FinPac and the Borrower agrees to pay upon demand all reasonable fees, costs and expenses incurred by the Lender in connection with (i) the development, negotiation, preparation and execution or delivery of this Loan Agreement, the Note, any other Loan Document or any Collateral, (ii) the development, negotiation, preparation, execution or delivery of any term sheet, agreement, offering memorandum, indenture, note, trust certificate or instrument relating to any Securitization, whether or not any Securitization is consummated, (iii) any other documents prepared in connection herewith or therewith, (iv) any amendment, supplement or modification hereto or thereto (whether or not consummated), (v) the enforcement of any Indemnified Party's rights and remedies hereunder or thereunder (whether or not consummated), (vi) any waiver hereunder or thereunder (whether or not consummated), and (vii) the consummation and administration of the transactions contemplated hereby and thereby, including without limitation: (A) the reasonable fees, disbursements and expenses of counsel to the Lender in connection with any of the matters

                                       56       Warehouse and Security Agreement
contemplated by any of clauses (i) through (vii), including, without limitation, such fees and disbursements incurred in advising the Lender from time to time as to its rights and remedies under this Loan Agreement, the Note or any other Loan Document or as to any Securitization or as to its rights and remedies under this Loan Agreement, the Note, any other Loan Document or any Securitization; and (B) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement or with respect to any Securitization.

         Section 14.04. Amendments; Waivers. Any term or provision of a Loan Document may be amended, supplemented or otherwise modified only by an instrument in writing signed by FinPac, the Borrower, the Lender and (to the extent any such modification or supplement would have an adverse effect on the interest of the Collateral Agent or the Backup Servicer) the Collateral Agent and/or the Backup Servicer; provided that any such amendment, supplement or other modification that shall affect any right or obligation of the Hedge Counterparty under this Loan Agreement shall require the prior written consent of the Hedge Counterparty (such consent not to be unreasonably withheld). Any provision of a Loan Document may be waived only by the written agreement of the Lender. In the case of any waiver of a Default or Event of Default, any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 14.05. Severability. Any provision of this Loan Agreement, the Note or any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

         Section 14.06. Survival. The obligations of FinPac and the Borrower under Sections 2.08, 2.09, 2.12, and this Article XIV shall survive the execution and delivery of this Loan Agreement and the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

         Section 14.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

         Section 14.08. Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                                       57       Warehouse and Security Agreement

         Section 14.09. GOVERNING LAW; ETC. THIS LOAN AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

         Section 14.10. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 14.02 OF THIS LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 14.11. Acknowledgments. Each of FinPac and the Borrower hereby acknowledges that:

                                       58       Warehouse and Security Agreement

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to FinPac, the Borrower or any of their respective Affiliates, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

         (c) no joint venture exists between the Lender and FinPac or the Borrower.

         Section 14.12. No Proceedings. Each of FinPac, the Borrower and the Collateral Agent agrees not to institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding for one year and a day after the amounts owing under this Agreement and all other credit agreements executed by the Lender have been paid in full.

         Section 14.13. Assignments; Participations.

         (a) This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither FinPac nor Financial Pacific Company nor the Borrower may assign any of its rights or obligations hereunder or under the Note or under any other Loan Document without the prior written consent of the Lender. The Lender may assign or transfer all or any of its rights or obligations under this Loan Agreement and the other Loan Documents (i) to (A) any Affiliate of the Lender or (B) any bankruptcy remote, special purpose entity the business of which is administered by the Lender or an Affiliate of the Lender or (ii) with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), to any other Person. Notwithstanding anything to the contrary contained in the immediately preceding sentence, one or more participations by the Lender in the Note or any Advance shall not require the consent of the Borrower.

         (b) Each of FinPac and the Borrower agrees to cooperate with the Lender in connection with any such assignment or transfer, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment or transfer.

         Section 14.14. Servicing.

         (a) Each of FinPac and the Borrower covenants to maintain or cause the servicing of the Contracts to be maintained in conformity with the Servicing Agreement and accepted customary and prudent servicing practices in the industry for the same type of assets as the Contracts and in a manner at least equal in quality to the servicing FinPac provides for equipment lease contracts which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon payment in full to the Lender of the Total Outstanding Advances and all other Secured Obligations under the Note, this Loan Agreement and the other Loan Documents.

         (b) Each of FinPac and the Borrower agrees that (i) the Collateral Agent is the collateral assignee of all servicing records relating to the Collateral, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer

                                       59       Warehouse and Security Agreement
tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Contracts (the "Servicing Records"), and (ii) the Borrower grants the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, a security interest in all of the Borrower's rights relating to the Contracts and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. Each of FinPac and the Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Collateral Agent) at the request of the Lender.

         (c) After the Certification Date, until the pledge of any Contract is relinquished by the Collateral Agent, neither FinPac nor the Borrower will have any right to modify or alter the terms of the related Contract Documents except with the prior written consent of the Lender, in the case of the Borrower, or as permitted by the Servicing Agreement, in the case of FinPac, and neither FinPac nor the Borrower will have any obligation or right to repossess such Contract or substitute another Contract, except as provided in Article XI of this Loan Agreement or as provided in the Servicing Agreement.

         (d) FinPac shall permit the Lender to inspect FinPac's or its Affiliate's servicing facilities, as the case may be, during normal business hours, for the purpose of satisfying the Lender that FinPac or its Affiliate, as the case may be, has the ability to service the Contracts as provided in this Loan Agreement and the other Loan Documents.

         Section 14.15. Periodic Due Diligence Review. Each of FinPac and the Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Contracts, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each of FinPac and the Borrower agrees that upon reasonable (but no less than two (2) Business Day's) prior notice to FinPac or the Borrower, as the case may be (which prior notice shall not be required after the occurrence and during the continuation of a Default), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Required Documents and any and all documents, records, agreements, instruments or information relating to such Contracts in the possession or under the control of FinPac, the Borrower and/or the Collateral Agent. Each of FinPac and the Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Required Documents and the Contracts. Without limiting the generality of the foregoing, each of FinPac and the Borrower acknowledges that the Lender may make Advances to the Borrower based solely upon the information provided by FinPac or the Borrower, as the case may be, to the Lender and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Contracts securing such Advance, including without limitation ordering new credit reports and otherwise re-generating the information used to originate such Contracts as the Lender may reasonably require. The Lender may underwrite such Contracts itself or engage a third party underwriter to perform such underwriting. Each of FinPac and the Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents,

                                       60       Warehouse and Security Agreement
records, agreements, instruments or information relating to such Contracts in the possession, or under the control, of FinPac or the Borrower, as the case may be. Each of FinPac and the Borrower further agrees that FinPac or the Borrower, as the case may be, shall reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender in connection with the activities of the Lender pursuant to this Section 14.15.

         Section 14.16. Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement, the Note and the other Loan Documents and by law, the Lender shall have the right, without prior notice to the Borrower or FinPac, any such notice being expressly waived by the Borrower and FinPac to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or FinPac under this Loan Agreement, the Note or any other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower or FinPac, as applicable.

         Section 14.17. Confidentiality. The Lender, FinPac and the Borrower agree to keep confidential the terms of this Loan Agreement, the Note and the other Loan Documents; provided, that the Lender, FinPac and the Borrower shall have the right to disseminate such information (i) to the Collateral Agent, the Servicer, the Backup Servicer or any outside accounting firm performing analyses in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder which agrees to comply with the provisions of this Section 14.17, to any proposed assignee or transferee of the Lender which agrees to comply with the provisions of this
Section 14.17, (ii) to their respective employees, directors, agents, attorneys, accountants and other professional advisors (other than competitors of the Lender) who agree to comply with the provisions of this Section 14.17, (iii) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such party, (iv) in response to any order of any court or other Governmental Authority, (v) as may otherwise be required pursuant to any Requirement of Law (including, without limitation, any filing of information with the United States Securities and Exchange Commission required under the Securities Exchange Act of 1934), (vi) in connection with the exercise of any remedy hereunder, and (vii) to any other Person which agrees to comply with the provisions of this Section 14.17 if such dissemination is necessary in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder, in the good faith determination of the Lender.

         Section 14.18. Entire Agreement. This Loan Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Loan Agreement, the Note and the other Loan Documents. Subject to Section 14.03 and Section 14.21, nothing in this Loan Agreement, the Note or in the other Loan Documents, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Loan Agreement, the Note or the other Loan Documents.

                                       61       Warehouse and Security Agreement

         Section 14.19. Future Assurances. At its sole cost and without expense to the Lender, on demand, FinPac and the Borrower shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Lender shall from time to time request for better assuring, conveying, assigning, transferring and confirming unto the Lender or the Collateral Agent the property and rights pledged or assigned or intended now or hereafter so to be, or which FinPac or the Borrower may be or may hereafter become bound to convey, pledge or assign to Lender or the Collateral Agent, or for carrying out the intention or facilitating the performance of the terms of this Loan Agreement, the Note or any of the other Loan Documents, or for filing, registering or recording of the UCC financing statements.

         Section 14.20. [Reserved.]

         Section 14.21. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Hedge Counterparty is an express third party beneficiary of this Agreement. Each of the parties to the Acquisition Agreement hereby agrees that the Lender (and at the direction of the Lender, the Collateral Agent) shall be permitted but not obligated to enforce the rights of the Borrower directly thereunder in the place and stead of the Borrower but the Lender and the Collateral Agent shall not have any obligations under the Acquisition Agreement.

                            [SIGNATURE PAGES FOLLOW]

                                       62       Warehouse and Security Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                   FINANCIAL PACIFIC FUNDING II, LLC,
                                    as Borrower

                                   By: /s/ Dale A. Winter
                                       -----------------------------------
                                       Name: Dale A. Winter
                                       Title: President of Financial
                                              Pacific Leasing, LLC, Sole Member

                                      S-1       Warehouse and Security Agreement

                                         FINANCIAL PACIFIC LEASING, LLC,
                                          as Originator and Servicer

                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                             Name: Dale A. Winter
                                             Title: President

                                      S-2       Warehouse and Security Agreement

                                         FINANCIAL PACIFIC COMPANY,
                                          solely for the purposes set forth in
                                          Section 7.05

                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                             Name: Dale A. Winter
                                             Title: President

                                      S-3       Warehouse and Security Agreement

                                         WESTSIDE FUNDING CORPORATION,
                                          as Lender

                                         By:   Westdeutsche Landesbank
                                               Girozentrale, New York Branch, as
                                               Administrator

                                         By: /s/ Jeffrey Kramer
                                             -----------------------------------
                                             Name: Jeffrey Kramer
                                             Title: Director

                                         By: /s/ Brian Statfeld
                                             -----------------------------------
                                             Name: Brian Statfeld
                                             Title: Director

                                      S-4       Warehouse and Security Agreement

                                         WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as
                                          Collateral Agent and Securities
                                          Intermediary

                                         By: /s/ Jennifer C. Davis
                                             -----------------------------------
                                             Name: Jennifer C. Davis
                                             Title: Assistant Vice President

                                      S-5       Warehouse and Security Agreement

                                                                      APPENDIX A

                                  DEFINED TERMS

         "31 to 60 Day Delinquency Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the aggregate Gross Balance of Delinquent Contracts that are 31 days or greater and 60 days or fewer days past due as of the due date of each Contract's Scheduled Payment during such Collection Period divided by (b) the aggregate Gross Balance of all Contracts as of the last day of such Collection Period (the Gross Balance for each Contract shall be as of the due date of the related Contract's Scheduled Payment in such Collection Period).

         "61 to 90 Day Delinquency Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the aggregate Gross Balance of Delinquent Contracts that are 61 days or greater and 90 days or fewer days past due as of the due date of each Contract's Scheduled Payment during such Collection Period divided by (b) the aggregate Gross Balance of all Contracts as of the last day of such Collection Period (the Gross Balance for each Contract shall be as of the due date of the related Contract's Scheduled Payment in such Collection Period).

         "Accounting Date" means, for any date of determination, the last day of the Collection Period immediately preceding such date of determination.

         "Accrual Period" means, with respect to any Advance and any Payment Date (i) if the Funding Date for such Advance occurred on or prior to the immediately preceding Payment Date, the period from and including such immediately preceding Payment Date, to but excluding the current Payment Date, or (ii) if the Funding Date for such Advance occurred after the immediately preceding Payment Date (or prior to the first Payment Date), the period from and including the Funding Date for such Advance, to but excluding the current Payment Date.

         "Acquisition Agreement" means the Acquisition Agreement between the Borrower and FinPac, dated as of December 14, 2001, pursuant to which the Borrower will acquire from time to time the Contracts, as such Acquisition Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Additional Principal Payment Amount" means, with respect to any Payment Date on or after the Facility Termination Date, the sum of (i) the remaining Available Funds on such Payment Date, after all payments referred to in clauses first through sixth of the priority of payments set forth in Section 3.03(b) of this Loan Agreement and (ii) the Additional Reserve Account Application Amount, if any.

         "Additional Reserve Account Application Amount" means, with respect to any Payment Date (x) on or after the Facility Termination Date and (y) on which the Lender has delivered an Additional Reserve Account Release Direction to the Collateral Agent, the amount that is specified by the Lender in such Additional Reserve Account Release Direction for withdrawal from the Reserve Account Available Amount on such Payment Date.

                                                Warehouse and Security Agreement

         "Additional Reserve Account Release Direction" means, with respect to any Payment Date on or after the Facility Termination Date, a written direction by the Lender to the Collateral Agent to withdraw from the Reserve Account on such Payment Date a portion of the Reserve Account Available Amount for such Payment Date (such portion to be specified in such direction) and to deposit such amount into the Distribution Account on such Payment Date, in accordance with Sections 12.02(b) and (c) of this Loan Agreement; provided, however, that in no event shall the amount specified in such direction be greater than the excess of (x) the Reserve Account Available Amount for such Payment Date over
(y) the Reserve Account Regular Application Amount for such Payment Date.

         "Administration Fee" means, with respect to any Payment Date, the fee payable to, collectively, the Collateral Agent, the Backup Servicer and the Securities Intermediary, in an amount equal to the greater of (a) the product of
(i) one-twelfth (1/12th), (ii) 0.09% and (iii) the Aggregate Implicit Principal Balance of Eligible Contracts as of the first day of the related Collection Period, and (b) $2,000. In addition, if and solely to the extent that, the custodial fee payable to the Collateral Agent by the Borrower on any Payment Date pursuant to Section 7 of the Custodial Agreement shall not have been paid on such Payment Date, the portion of such custodial fee that shall not have been so paid on such Payment Date shall be added to the Administration Fee for such Payment Date.

         "Advance" shall have the meaning assigned to such term in Section 2.01 of this Loan Agreement.

         "Advance Rate" means, as of any date of determination, the percentage equal to the sum of (a) the difference of (i) one hundred percent (100%) minus
(ii) the Required Credit Support Amount as of such date of determination, and
(b) the Required Reserve Account Percentage.

         "Affected Contract" means a Contract as to which a Specified Event has occurred.

         "Affected Property" shall have the meaning set forth in Section 6 of the Custodial Agreement.

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the directors or managing partners (or their equivalent) of such Person, or
(b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or interests, by contract, or otherwise.

         "Affinity Leases" means contracts, leases, installment sales contracts or similar contracts originated by FinPac under the trade name
AffinityFunding.com.

         "Aggregate Implicit Principal Balance" means, with respect to any date of determination and either the Contracts or the Eligible Contracts (as applicable, depending on the context in which such term is used), the sum of the Implicit Principal Balances for all Contracts or all Eligible Contracts, as the case may be, as of the related Accounting Date.

                                      Q-2       Warehouse and Security Agreement

         "Annualized Charge Off Ratio" means, with respect to any Collection Period, the fraction, expressed as a percentage, equal to twelve times (a) the sum of the Implicit Principal Balances (without giving effect to the proviso in the definition of Implicit Principal Balance to the effect that the Implicit Principal Balance of a Defaulted Contract is zero) of Contracts that became Defaulted Contracts during such Collection Period, minus the Recoveries collected in such Collection Period divided by (b) the Aggregate Implicit Principal Balance of all Contracts as of the last day of the previous Collection Period.

         "Applicable Margin" means, for each Advance and (i) any date prior to the Facility Termination Date, 1.75% or (ii) any date that occurs on or after the Facility Termination Date, 3.00%.

         "Approved Originator" means (x) FinPac and (y) any third-party Originator approved by FinPac, in accordance with the Underwriting Guidelines, for the origination of Contracts to be purchased by FinPac.

         "Assignment" means an Assignment executed by FinPac, substantially in the form of Exhibit A to the Acquisition Agreement.

         "Assumption Date" has the meaning set forth in Section 5.02(a) of the Servicing Agreement.

         "Authorized Representative" shall have the meaning set forth in Section 16 of the Custodial Agreement.

         "Available Commitment" means, as of any date of determination, the amount by which the Maximum Facility Amount exceeds the Total Outstanding Advances.

         "Available Funds" means, for any Payment Date, the sum of the following amounts with respect to the preceding Collection Period: (i) all collections of Scheduled Payments (including all excess payments made by any Customer that represent early payment of any scheduled payment on any Contract) received during such Collection Period; (ii) all Servicer Advances made by the Servicer with respect to delinquent Scheduled Payments due in such Collection Period;
(iii) all Recoveries received during such Collection Period; (iv) all Release Prices deposited with respect to such Payment Date; (v) any Residual Proceeds and Insurance Proceeds received during such Collection Period; (vi) proceeds from the Interest Rate Hedging Agreement, if any, deposited with respect to such Payment Date; (vii) Investment Earnings with respect to the Collection Account and the Distribution Account for the related Payment Date; (viii) all Guaranty Amounts received during such Collection Period; and (ix) any Prepayment Amount for the related Payment Date; provided, however, that in calculating the Available Funds the following shall be excluded: (A) collections received on Contracts and the Release Price in respect of Contracts to the extent that the Servicer has previously made an unreimbursed Servicer Advance with respect to such Contract; (B) Recoveries with respect to a particular Contract to the extent of any unreimbursed Servicer Advances with respect to such Contract; and
(C) any Residual Proceeds and Insurance Proceeds in respect of a particular Contract to the extent that the Servicer has previously made an unreimbursed Servicer Advance with respect to such Contract.

                                      Q-3       Warehouse and Security Agreement

         "Backup Servicer" means Wells Fargo Bank Minnesota, National Association or any successor backup servicer appointed as herein provided.

         "Balboa" means Balboa Capital Corporation.

         "Bank of America" means Bank of America, N.A.

         "Bankruptcy Code" means the law codified and enacted as Title 11 of the United States Code, entitled "Bankruptcy" and any successor statute thereto, in either case, as now or hereafter in effect.

         "Base Rate" means the rate publicly announced by WestLB from time to time. The Base Rate is not intended to be the lowest rate of interest applicable to extensions of credit by WestLB or its Affiliates.

         "Borrower" means Financial Pacific Funding II, LLC, a Delaware limited liability company.

         "Borrowing Base" means, as of any date of determination, the product of
(i) the Aggregate Implicit Principal Balance of Eligible Contracts as of such date, multiplied by (ii) the then applicable Advance Rate.

         "Borrowing Base Certificate" has the meaning assigned to such term in
Section 2.03(a) of this Loan Agreement.

         "Borrowing Base Deficiency" shall have the meaning provided in Section
2.07 hereof.

         "Borrowing Base Deficiency Notice" means a written notice from the Borrower to the Lender substantially in the form of Exhibit M to this Loan Agreement.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Lender, banking institutions in the state in which the principal office of the Servicer is located or the Collateral Agent is authorized or obligated by law or executive order to be closed. Any action required to be taken on a day which falls on a day other than a Business Day shall be taken on the next Business Day.

         "Certification" shall have the meaning set forth in Section 3(a) of the Custodial Agreement.

         "Certification Date" means (i) with respect to the Funding Date for a Contract (as described in the related Contract Schedule), such Funding Date,
(ii) with respect to a Borrowing Base Deficiency Notice, the third (3rd) Business Day immediately succeeding the delivery of such Borrowing Base Deficiency Notice by the Borrower pursuant to Section 7.01(g) of this Loan Agreement, and (iii) with respect to the addition of a Substitute Contract to the pool of Eligible Contracts as a replacement for a Replaceable Contract, the Deposit Date on which such Substitute Contract is added to the pool of Eligible Contracts.

                                      Q-4       Warehouse and Security Agreement

         "Change in Control" means any of the following:

             (a) FinPac fails to own 100% of the membership interests in Borrower; or

             (b)      (i)     Financial Pacific Company fails to own 100% of the
membership interests in FinPac; or

                  (ii) Dale A. Winter shall die, become incompetent, become unable to work for a period of three or more consecutive months, be terminated or cease to be included in the management of FinPac for any other reason, and a replacement consented to by the Lender (which consent shall not be unreasonably withheld or delayed) has not been appointed within 30 days of such event; or

             (c) Windward Capital Associates, L.P., or limited partnerships of which it is the general partner, fail to own at least 51% of the issued and outstanding shares of the capital stock of Financial Pacific Company having the ordinary voting power to elect a majority of the directors of Financial Pacific Company.

         "Closing Date" means December 14, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall have the meaning provided in Section 4.01(b) of this Loan Agreement.

         "Collateral Agent" means Wells Fargo Bank Minnesota, National Association, as collateral agent under this Loan Agreement, the Custodial Agreement and the Servicing Agreement, and its successors and permitted assigns thereunder consented to by Lender.

         "Collateral Agent Officer" means any officer within the corporate trust department of the Collateral Agent including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Collateral Agent (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Loan Agreement.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 12.01(a) of this Loan Agreement.

         "Collection Account Property" means the Collection Account, all amounts and investments held from time to time in the Collection Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all Proceeds of the foregoing.

         "Collection Guidelines" means the credit and collections policies of FinPac, a copy of which was provided to the Lender pursuant to Section 5.01 of this Loan Agreement, as amended from time to time in accordance with Section
3.18 of the Servicing Agreement.

                                      Q-5       Warehouse and Security Agreement

         "Collection Period" means, with respect to any Contract and the first Payment Date after the Funding Date of such Contract, the period beginning on the Cut-Off Date with respect to such Contract and ending on the close of business on last day of the calendar month in which such Funding Date occurs. With respect to any such Contract and each subsequent Payment Date, the calendar month immediately preceding such Payment Date. Unless otherwise specified, any amount stated "as of the close of business of the last day of a Collection Period" shall be determined after giving effect to any Collections received in respect of any Contract during such Collection Period and any charge-offs or any other account activity with respect to such Contract during such Collection Period (in each case, as of the end of the day on such last day) and the application of such Collections to, and the effect of any such charge-offs or other account activity on, the due and unpaid Scheduled Payments on such Contract, the Implicit Principal Balance of such Contract and any fees, penalties or other amounts owed by the related Customer.

         "Collection Transfer Date" means the 5th Business Day of each calendar month beginning in the calendar month following the calendar month in which the initial Advance shall take place.

         "Collections" means, at any time, any collections or other items included in the definition of Available Funds.

         "Commonly Controlled Entity" means, as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

         "Commitment Period" means the period commencing on the Effective Date and ending on the Business Day immediately preceding the Facility Termination Date.

         "Continued Errors" has the meaning set forth in Section 5.02(d) of the Servicing Agreement.

         "Contract" means any contract for the lease, installment sale or financing of Equipment executed by a Customer (provided that "Contract" shall include, where applicable, the Discount Lease Interest related thereto), and (i) identified on a Contract Schedule delivered to Lender, (ii) which is, except with respect to a Discount Contract, in which case the related Discount Lease Interest is, subject to the security interest of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, under this Loan Agreement and
(iii) which has, except with respect to a Discount Contract, in which case the related Discount Lease Interest has, not been released from the Lien of the Collateral Agent as provided in Section 4.11 of this Loan Agreement; provided, however, notwithstanding anything to the contrary contained in this Loan Agreement, it is agreed and understood that none of the FinPac Parties or their respective Affiliates owns any right, title or interest in any of the Discount Contracts or the related Equipment except to the extent of the Discount Lease Interests.

                                      Q-6       Warehouse and Security Agreement

         "Contract Documents" means, with respect to any Contract, (i) each Required Document (regardless of whether such document has been delivered to the Collateral Agent under the Custodial Agreement), and (ii) the Servicing Documents.

         "Contract Exception Report" shall have the meaning set forth in Section 3 of the Custodial Agreement.

         "Contract Schedule" means a schedule of Eligible Contracts in form and substance reasonably satisfactory to the Lender which schedule shall include the information specified on Exhibit 6 to the Custodial Agreement.

          "Custodial Agreement" means the Custodial Agreement, dated as of December 14, 2001, among the Borrower, the Collateral Agent, the Servicer and the Lender, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Customer" means, with respect to each Contract, (i) the purchaser or lessee of the related Equipment, and (ii) any guarantor or other Person that owes payments under such Contract.

         "Cut-Off Date" means with respect to any Contract, the date specified in the Notice of Borrowing and Pledge with respect to the Advance to which such Contract relates.

         "Data Report" has the meaning set forth in Section 3.15 of the Servicing Agreement.

         "Default" means an Event of Default or any condition, act or event that with notice or lapse of time or both would constitute an Event of Default.

         "Defaulted Contract" means any Contract (without duplication) as to which any of the following has occurred: (a) all or 50% or more of a Scheduled Payment under such Contract becoming 180 days or more delinquent, or (b) the Equipment securing, or that is the subject of, such Contract is repossessed by the Servicer or its agent, or (c) the Servicer determines in its good faith discretion and in accordance with the Collection Guidelines that the remaining Scheduled Payments due under such Contract are uncollectible and such Contract is written off or (d) the related Customer becomes the subject of voluntary or involuntary proceedings under the Bankruptcy Code, or (e) there exists a past due payment with respect to which a Servicer Advance has not been made.

         "Deficiency Claim Amount" has the meaning assigned to such term in
Section 12.02(f) of this Loan Agreement.

         "Deficiency Notice" has the meaning assigned to such term in Section 12.02(f) of this Loan Agreement.

         "Delinquent Contract" means a Contract which is not a Defaulted Contract and for which the related Customer is more than 30 days contractually delinquent with respect to more than fifty percent (50%) of a Scheduled Payment (without giving effect to any applicable grace periods).

                                      Q-7       Warehouse and Security Agreement

         "Delivery" means with respect to assets held in the Collection Account, the Distribution Account or the Reserve Account, as the case may be:

                  (1)      (a)      with respect to bankers' acceptances,
         commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Article 9 of the UCC, transfer thereof:

                           (i) by physical delivery to the Collateral Agent, indorsed to, or registered in the name of, the Collateral Agent or its nominee or indorsed in blank;

                           (ii) by the Collateral Agent continuously maintaining possession of such instrument in the State of Minnesota; and

                           (iii) by the Collateral Agent continuously indicating by book-entry that such instrument is credited to the Collection Account, the Distribution Account or the Reserve Account, as the case may be;

                  (b) with respect to a "certificated security" (as defined in Article 8 of the UCC), transfer thereof:

                           (i) by physical delivery of such certificated security to the Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Collateral Agent or indorsed in blank;

                           (ii) by the Collateral Agent continuously maintaining possession of such certificated security in the State of Minnesota; and

                           (iii) by the Collateral Agent continuously indicating by book-entry that such certificated security is credited to the Collection Account, the Distribution Account or the Reserve Account, as the case may be;

                  (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

                           (i) by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a security intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Collateral Agent of the purchase by the securities intermediary on behalf of the Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging

                                      Q-8       Warehouse and Security Agreement
                  to the Collateral Agent and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Collateral Agent or (y) continuous book-entry registration of such property to a book-entry account maintained by the Collateral Agent with a Federal Reserve Bank; and

                           (ii) by the Collateral Agent continuously indicating by book-entry that property is credited to the Collection Account, the Distribution Account or the Reserve Account, as the case may be;

                  (d) with respect to any asset in the Collection Account, the Distribution Account or the Reserve Account, as the case may be, that is an "uncertificated security" (as defined in Article 8 of the UCC) and that is not governed by clause (c) above or clause (e) below:

                           (i)      transfer thereof:

                           (A) by registration to the Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof; or

                           (B)      by another Person (not a securities
                  intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Collateral Agent, or having become the registered owner, acknowledges in writing that it holds for the Collateral Agent; or

                           (ii) the issuer thereof has agreed that it will comply with instructions originated by the Collateral Agent with respect to such uncertificated security without further consent of the registered owner thereof;

                  (e) in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Article 8 of the UCC) or its nominee, by causing:

                           (i) the relevant clearing corporation to credit such security to a securities account of the Collateral Agent at such clearing corporation; and

                           (ii) the Collateral Agent to continuously indicate by book-entry that such security is credited to the Collection Account, the Distribution Account or the Reserve Account, as the case may be; or

                  (f) with respect to a "security entitlement" (as defined in Article 8 of the UCC) to be transferred to or for the benefit of the Collateral Agent and not governed by clauses (c) or (e) above: if a securities intermediary (A) indicates by book-entry that the underlying "financial asset" (as defined in Article 8 of the UCC) has been credited to be the Collateral Agent's "securities account" (as defined in Article 8 of the UCC), (B) receives a financial asset from the Collateral Agent or acquires the underlying financial asset for the Collateral Agent, and in either case, accepts it for credit to the Collateral Agent's securities account or (C) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Collateral Agent's securities account, the making by the securities intermediary of entries on its books and

                                      Q-9       Warehouse and Security Agreement
         records continuously identifying such security entitlement as belonging to the Collateral Agent and continuously indicating by book-entry that such securities entitlement is credited to the Collateral Agent's securities account; and by the Collateral Agent continuously indicating by book-entry that such security entitlement (or all rights and property of the Collateral Agent representing such securities entitlement) is credited to the Collection Account, the Distribution Account or the Reserve Account, as the case may be; and

                  (2) In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such assets in the Collection Account, the Distribution Account or the Reserve Account, as the case may be, to the Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

         In each case of delivery contemplated herein, the Collateral Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

         "Deposit Date" means, with respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

         "Designated Maturity" means (i) with respect to any Reset Date that is on or after the seventh (7th) day prior to the immediately succeeding Payment Date, one week; (ii) with respect to any Reset Date on or after the fourteenth
(14th) day (but prior to the seventh (7th) day) prior to the immediately succeeding Payment Date, two weeks, (iii) with respect to any Reset Date on or after the twenty-first (21st) day (but prior to the fourteenth (14th) day) prior to the immediately succeeding Payment Date, three weeks, and (iv) with respect to (A) any Reset Date earlier than twenty-one (21) days prior to the immediately succeeding Payment Date and (B) any other date of determination of the LIBOR Rate, one month.

         "Determination Date" means, with respect to any Collection Period, the fifth (5th) Business Day preceding the Payment Date in the next calendar month.

         "Discount Contract" means a Contract originated by an Approved Originator (other than FinPac), including Balboa, in which FinPac owns an interest in the Receivables due thereunder, and does not own the Contract.

         "Discount Lease Interest" means all of FinPac's right, title and interest in and to the Receivables due under a Discount Contract and any security interest of FinPac in such Discount Contract and the Equipment related thereto.

         "Discount Rate" means, with respect to each Contract and any date of determination, a rate equal to the sum of the (x) the Fixed Swap Rate and (y) 1.09%.

         "Distribution Account" means the account designated as such, established and maintained pursuant to Section 12.01(b) of this Loan Agreement.

                                     Q-10       Warehouse and Security Agreement

         "Distribution Account Property" means the Distribution Account, all amounts and investments held from time to time in the Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all Proceeds of the foregoing.

         "Dollars" and "$" means lawful money of the United States of America.

         "Effective Date" means the date upon which the conditions precedent set forth in Section 5.01 of this Loan Agreement shall have been satisfied.

         "Electronic Ledger" means the electronic master record of the Contracts.

         "Eligible Account" means either (a) a segregated trust account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank), provided that such institution also must have a rating of P-1 or higher from Moody's and of A-1+ or higher from Standard & Poor's with respect to long-term deposit obligations and must be acceptable to the Lender. Such Eligible Bank or depository institution (other than the Collateral Agent) shall have been approved in writing by the Lender acting in its discretion, by written notice to Collateral Agent.

         "Eligible Bank" means any depository institution (which shall initially be the Collateral Agent and Bank of America) acceptable to the Lender, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $100,000,000 and (b) has either (i) a rating of P-1 or higher from Moody's and of A-1+ or higher from Standard & Poor's with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of Aa2 or higher from Moody's and of AA or higher from Standard & Poor's with respect to long-term unsecured debt obligations.

         "Eligible Contract" means a Contract which satisfies the eligibility characteristics set forth on Exhibit D hereto on and as of the applicable Certification Date and which continues to satisfy such eligibility characteristics at all times thereafter while such Eligible Contract is included in the Borrowing Base.

         "Engagement Letter" means the Engagement Agreement dated as of July 18, 2001, as amended, between WestLB and Financial Pacific Company.

         "Equipment" means each item of equipment and each vehicle leased to a Customer pursuant to a Contract or securing the obligations of a Customer under a Contract, together with any replacement parts, additions and repairs thereof, and any accessories incorporated therein and/or affixed thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                                     Q-11       Warehouse and Security Agreement

         "Errors" has the meaning set forth in Section 5.02(d) of the Servicing Agreement.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Event of Default" shall have the meaning provided in Section 8.01 of this Loan Agreement.

         "Expected Facility Termination Date" means, the first anniversary of the Closing Date; provided, however, that if Lender exercises its option to extend the term of this Loan Agreement pursuant to Section 2.11 hereof, the "Expected Facility Termination Date" shall be the second anniversary of the Closing Date; provided further that if Lender exercises its option to extend further the term of this Loan Agreement pursuant to Section 2.11 hereof, the "Expected Facility Termination Date" shall be the third anniversary of the Closing Date; provided further that if Lender exercises its option to extend further the term of this Loan Agreement pursuant to Section 2.11 hereof, the "Expected Facility Termination Date" shall be the fourth anniversary of the Closing Date.

         "Facility Accounts" means the Collection Account, the Distribution Account and/or the Reserve Account, as the case may be.

         "Facility Account Property" means the Collection Account Property, the Distribution Account Property and/or the Reserve Account Property, as the case may be.

         "Facility Termination Date" means the earliest to occur of (a) the Expected Facility Termination Date, (b) the date on which a Funding Termination Event occurs, and (c) the date on

                                     Q-12       Warehouse and Security Agreement
which an Event of Default occurs automatically or is declared pursuant to
Section 9.01 of this Loan Agreement.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Due Date" means, with respect to each Contract, the final date on which payment is due thereunder.

         "FinPac" means, Financial Pacific Leasing, LLC, a Washington limited liability company.

         "FinPac Custom Score" has the meaning ascribed to such term in the Underwriting Guidelines.

         "FinPac Parties" means the Borrower, Financial Pacific Company and FinPac.

         "Fixed Swap Rate" means, with respect to each Contract and any date of determination (a) if the current Interest Rate Hedging Agreement shall be in effect with respect to such Contract, the fixed rate payable by the Borrower under such Interest Rate Hedging Agreement and (b) if the current Interest Rate Hedging Agreement shall not be in effect with respect to such Contract, the greater of (i) the sum of (A) the fixed rate payable by the Borrower under the current Interest Rate Hedging Agreement and (B) 0.50% and (ii) the sum of (A) the LIBOR Rate with a Designated Maturity of one month as of such date of determination, and (B) 2.25%.

         "Forms of Contract" means the forms of Contract provided to the Lender pursuant to Section 5.01 of this Loan Agreement and attached to this Loan Agreement as Exhibit Q, as such forms may be amended or supplemented from time to time with the prior written consent of the Lender; provided, however, that immaterial modifications or deviations from such forms which will not have a Material Adverse Effect will require notice promptly thereafter with copies to, but not the prior consent of, the Lender.

         "Funding Date" means, (x) with respect to a Contract, the first date on which an Advance is made hereunder relating to such Contract, and (y) with respect to an Advance, the date on which such Advance is made; provided, however, that, with respect to a Substitute Contract, the representations and warranties set forth in Section 3.2(b) of the Acquisition Agreement and each of the eligibility criteria set forth in Exhibit D to this Loan Agreement, "Funding Date" shall mean the Deposit Date on which such Substitute Contract is added to the pool of Eligible Contracts.

         "Funding Date Documentation" means, with respect to any Contract:

                           (A) the only manually executed original of the Contract and copies of all lease documents, schedules and addenda, if any;

                           (B) the original or a facsimile copy of the credit application;

                                     Q-13       Warehouse and Security Agreement

                           (C) a certificate of FinPac, in form and substance reasonably satisfactory to the Lender, reflecting that the related Customer confirmed, in a telephone call, delivery and acceptance of the related Equipment;

                           (D) the Customer's corporate resolutions or consent of members, as applicable, if any;

                           (E)      all related personal guaranties, if any;

                           (F) copies of, or, in the case of electronic filings, acknowledgments of, all UCC financing statements filed with respect to the Equipment or the Contract;

                           (G) with respect to a Contract relating to a titled vehicle, a copy of the application for a certificate of title; and

                           (H) (i) with respect to a Contract that is a finance lease or an installment sales contract and relates to a titled vehicle, the original certificate of title, reflecting the Collateral Agent's Lien thereon or (ii) with respect to a Contract that is a true lease and relates to a titled vehicle, the original certificate of title, reflecting the Borrower's ownership thereof (or with respect to the Discount Contracts, the related Approved Originator's ownership thereof) and the Collateral Agent's Lien thereon, in either case, within 180 days after the related Funding Date.

         "Funding Date Reserve Account Deposit" means, with respect to each Advance, an amount equal to the lesser of (a) the amount of such Advance or (b) the excess, if any, of (i) the Required Reserve Account Amount (after giving effect to such Advance) over (ii) the Reserve Account Available Amount on the Funding Date (prior to giving effect to such Advance).

         "Funding Termination Event" means the occurrence of any of the following: (i) an Event of Default, (ii) any Contract remains subject to the terms of this Loan Agreement for more than fifteen (15) months, or (iii) as of any Determination Date: (A) the 31 to 60 Day Delinquency Ratio for the most recently ended Collection Period exceeds 7.0% or the average of the 31 to 60 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 5.0%; (B) the 61 to 90 Day Delinquency Ratio exceeds 3.0% for the most recently ended Collection Period or the average of the 61 to 90 Day Delinquency Ratios for the three most recently ended Collection Periods exceeds 2.5%; (C) the NPA Ratio for the most recently ended Collection Period exceeds 1.0% or the average of the NPA Ratios for the three most recently ended Collection Periods exceeds 0.75%; or (D) the average of the Annualized Charge Off Ratios for the two most recently ended Collection Periods exceeds 7.5% or the average of the Annualized Charge Off Ratios for the three most recently ended Collection Periods exceeds 6.5%; provided, however, that any such Funding Termination Event may be waived by the Lender.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

                                     Q-14       Warehouse and Security Agreement

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

         "Gross Balance" means, as of any date with respect to a Contract, the then remaining aggregate Scheduled Payments to be made by the Customer under such Contract; provided that the Gross Balance of any Defaulted Contract or any Contract which is no longer an Eligible Contract shall be deemed to be zero.

         "Guarantee" means, as to any Person (the "Guaranteeing person"), any obligation of the Guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include the endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any guarantee of any Guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such Guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such Guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing person in good faith.

         "Guaranty Amounts" means, with respect to any Contract, any and all amounts paid by any guarantor indicated on such Contract.

         "Hedge Counterparty" means WestLB or any successor to or assignee of WestLB under the Interest Rate Hedging Agreements.

         "Hedging Strategy" means an interest rate hedging strategy entered into by the Borrower for the purpose of providing protection against fluctuations in interest rates, pursuant to which strategy, with respect to each Payment Date and all Advances (including, without limitation, Advances made since the immediately preceding Payment Date), the Borrower will enter into an Interest Rate Hedging Transaction with the Hedge Counterparty whereby the Borrower will make payments to the Hedge Counterparty based on a certain fixed rate and will receive from the Hedge Counterparty Swap Payments based on the LIBOR Rate, all with respect to a notional amount equal to the Total Outstanding Advances as of the date of such Interest Rate Hedging Transaction (including, without limitation, the aggregate sum of the Advances made since the immediately preceding Payment Date).

                                     Q-15       Warehouse and Security Agreement

         "Implicit Principal Balance" means, with respect to any Contract, as of any date of determination, the present value of the remaining stream of Scheduled Payments due with respect to such Contract as of the applicable Accounting Date, and calculated by discounting such Scheduled Payments (assuming each Scheduled Payment is received on the last day of its related Collection Period) to such Accounting Date at an annual rate equal to the Discount Rate, compounded monthly; provided, however, that immediately after the payment to the Lender of the Release Price in respect of any Contract, the Implicit Principal Balance of such Contract shall be zero; provided further that with respect to any Contract that has become a Defaulted Contract or is no longer an Eligible Contract, the Implicit Principal Balance shall be zero (except when used in the definition of "Release Price"); provided further that such deemed reduction to zero of the Implicit Principal Balance of such Defaulted Contract (pursuant to the immediately preceding proviso) shall not constitute a release by the Collateral Agent of its security interest in such Defaulted Contract.

         "Indebtedness" means with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such indebtedness has not been assumed by such Person), (d) all Guarantees of such Person, (e) all capitalized lease obligations of such Person, and (f) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person.

         "Indemnified Party" has the meaning assigned to such term in Section 14.03(a) of this Loan Agreement.

         "Independent Accountants" means any "Big 5" firm of independent certified public accountants of recognized national standing and reasonably acceptable to the Lender.

         "Independent Manager" has the meaning set forth in Section 7.04(b) of this Loan Agreement.

         "Insurance Policy" means, with respect to any Contract and any item of Equipment related to such Contract, any insurance policy maintained by the Customer pursuant to such Contract that covers physical damage to such Equipment or general liability or both (including policies procured by FinPac, the Borrower or the Servicer on behalf of the Customer).

         "Insurance Proceeds" means, with respect to any Contract, any item of Equipment related to such Contract and any Collection Period, any amount received during such Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and the related Contract, net of any costs of collecting such amounts not otherwise reimbursed.

         "Interest Carryover Shortfall" means, with respect to any Advance and any Payment Date, the excess of the Interest Payment Amount for such Advance for the immediately preceding Payment Date over the amount in respect of interest on such Advance that was actually paid to the Lender on such preceding Payment Date, plus interest (calculated on the

                                     Q-16       Warehouse and Security Agreement
basis of the actual number of days elapsed in the Accrual Period for such Advance and a 360-day year) on the amount of interest due but not paid to the Lender on the preceding Payment Date, to the extent permitted by applicable law, at a per annum rate equal to the sum of the LIBOR Rate for such Advance plus the Applicable Margin.

         "Interest Payment Amount" means, with respect to any Advance and any Payment Date, interest (calculated on the basis of the actual number of days elapsed in the Accrual Period for such Advance and a 360-day year) accrued on such Advance during the applicable Accrual Period for such Advance at a per annum rate equal to the sum of the LIBOR Rate for such Advance plus the Applicable Margin.

         "Interest Rate Hedging Agreement" means an ISDA Master Agreement and Schedule thereto entered into between the Borrower and the Hedge Counterparty, substantially in the form of Exhibit C to this Loan Agreement.

         "Interest Rate Hedging Transaction" means a transaction that is entered into under the Interest Rate Hedging Agreement, the terms of which are reflected on a confirmation that is executed by the Borrower and the Hedge Counterparty.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Earnings" means, with respect to each of the Collection Account, the Distribution Account and the Reserve Account, the investment earnings on amounts on deposit in the applicable account.

         "Lender" means Westside Funding Corporation and its successors and assigns under this Loan Agreement.

         "Level I Static Pool Net Loss Event" means, as of any Determination Date, that the Net Loss Rate with respect to any Quarterly Static Pool as of such Determination Date is equal to or greater than the applicable percentage for such Quarterly Static Pool as of such date, as listed in the "Level I " column in the Net Loss Matrix.

         "Level II Static Pool Net Loss Event" means, as of any Determination Date, that the Net Loss Rate with respect to any Quarterly Static Pool as of such Determination Date is equal to or greater than the applicable percentage for such Quarterly Static Pool as of such date, as listed in the "Level II " column in the Net Loss Matrix.

         "LIBOR Rate" means, with respect to any Reset Date, the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date; provided, however, that, if such rate does not appear on the Telerate Page 3750, the LIBOR Rate for that Reset Date shall be determined pursuant to the Reference Banks LIBOR Determination Method.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

                                     Q-17       Warehouse and Security Agreement

(including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Lien Certificate" means, with respect to any item of Equipment with respect to which a Lien Certificate is necessary to perfect a security interest in such Equipment, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on such Equipment is recorded on the original certificate of title.

         "Loan Agreement" means this Warehouse and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Loan Documents" means, collectively, this Loan Agreement, the Note, the Custodial Agreement, the Servicing Agreement, the Acquisition Agreement, the Assignment, the Interest Rate Hedging Agreements, the Lock-Box Agreements, all other documents and instruments executed and delivered in connection herewith or therewith and any appendices, annexes, schedules and exhibits thereto.

         "Lock-Box Account" has the meaning set forth in Section 4.02 of the Servicing Agreement.

         "Lock-Box Agreement" has the meaning set forth in Section 4.02 of the Servicing Agreement.

         "Lock-Box Bank" has the meaning set forth in Section 4.02 of the Servicing Agreement.

         "London Banking Day" means a Business Day on which trading in Dollars is conducted by and between banks in the London interbank market.

         "Material Adverse Change" means a material adverse change in, or the disclosure or discovery of any information not previously disclosed to Lender which Lender deems material and adverse relating to, the business, operations, properties, condition (financial or otherwise) or prospects of any FinPac Party.

         "Material Adverse Effect" means a material adverse effect on (a) the Contracts, (b) the property, business, condition (financial or otherwise) or prospects of any FinPac Party, (c) the ability of any FinPac Party to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of the Lender under any of the Loan Documents, (f) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith, (g) the enforceability or collectibility of a material portion of the Contracts or (h) the Collateral.

         "Maximum Facility Amount" means $50,000,000.

         "Minimum Advance Amount" means $1,000,000.

         "Minimum Initial Advance Amount" means $3,000,000.

                                     Q-18       Warehouse and Security Agreement

         "Modification Ratio" means, with respect to any Collection Period, the fraction, expressed as a percentage, equal to (a) the number of Contracts affected by an extension, waiver, reduction or other modification pursuant to
Section 3.02 of the Servicing Agreement during such Collection Period divided by
(b) the total number of Contracts as of the close of business of the last day of such Collection Period.

         "Monthly Interest Payment Amount" means, with respect to any Payment Date, the aggregate of the Interest Payment Amounts with respect to each Advance for such Payment Date, in each case together with any related Interest Carryover Shortfall for such Payment Date and such Advance.

         "Monthly Principal Payment Amount" means, with respect to any Payment Date, the amount necessary to reduce the Total Outstanding Advances to an amount equal to the Borrowing Base, in each case calculated as of the opening of business on such Payment Date.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Losses" means, with respect to any contract (including any Contract) included in any Quarterly Static Pool that becomes a charged off contract pursuant to the Collection Guidelines, the amount by which the balance thereof immediately prior to such contract becoming a charged off contract exceeds the recoveries received to date in respect of such contract.

         "Net Loss Matrix" means the Net Loss Matrix attached to this Loan Agreement as Exhibit A.

         "Net Loss Rate" means, with respect to each Quarterly Static Pool, beginning with the Quarterly Static Pool for the calendar quarter ending December 31, 2001, a fraction, expressed as a percentage, the numerator of which is (x) the aggregate of the cumulative Net Losses for the contracts in such Quarterly Static Pool as of the last day of the applicable calendar month, and the denominator of which is (y) the initial aggregate outstanding balance of all contracts in such Quarterly Static Pool.

         "Non-Excluded Taxes" shall have the meaning provided in Section 2.12 of this Loan Agreement.

         "Non-Use Fee" means, with respect to any Payment Date on or prior to the Facility Termination Date, a fee in an amount equal to the product of (a) one-twelfth (1/12th), (b) 0.30%, and (c) the excess, if any, of (i) the Maximum Facility Amount over (ii) the daily average of the Total Outstanding Advances for the immediately preceding Accrual Period.

         "Note" shall have the meaning assigned to such term in Section 2.02(a) of this Loan Agreement.

                                     Q-19       Warehouse and Security Agreement

         "Notice of Borrowing and Pledge" shall have the meaning provided in
Section 2.03(a) of this Loan Agreement.

         "Notice Parties" means the Lender, the Collateral Agent, the Backup Servicer and the Hedge Counterparty.

         "NPA Ratio" means, with respect to a Collection Period, the fraction, expressed as a percentage, equal to (a) the sum of (i) the aggregate Gross Balance, plus (ii) booked residuals, less (iii) unearned income applicable thereto of Contracts that became 90 days or more past due as of the due date of each Contract's Scheduled Payment during the related Collection Period but have not been determined to be Defaulted Contracts, divided by (b) the aggregate Gross Balance of all Contract as of the last day of such Collection Period (the Gross Balance for each Contract shall be as of the due date of the related Contract's Scheduled Payment in such Collection Period).

         "Officers' Certificate" or "Officer's Certificate" means a certificate signed by any of the chairman of the board, the president, any executive vice president, any vice president, any treasurer or secretary of the Borrower or the Servicer, as appropriate.

         "Opinion of Counsel" means an opinion of counsel acceptable to the Lender in form and substance acceptable to the Lender.

         "Originator" means (a) a leasing company (including, without limitation, FinPac) that leased an item of Equipment and that originated and assigned the respective Contract or (b) a third party (which in no event shall be an Affiliate of FinPac) who purchased a Contract from the originator of such Contract and who sold such Contract to FinPac.

         "Other Financing Facility" means one or more financing facilities, including repurchase facilities and warehouse lines of credit, entered into by any FinPac Party or any of its respective Subsidiaries pursuant to which one or more lenders provide funding to any FinPac Party or any of its respective Subsidiaries (or any trust or similar limited purpose entity formed to facilitate such financing) for the purpose of financing the origination or purchase of leases.

         "Other Lenders" means any Person who provides financing to, or is entitled to receive payments from, any FinPac Party or any of its respective Subsidiaries pursuant to any Other Financing Facility.

         "Outstanding Servicer Advances" on a Contract means the sum, as of the close of business on the last day of a Collection Period, of all Servicer Advances made by FinPac as Servicer (or by any successor Servicer that has agreed to make Servicer Advances) with respect to such Contract as reduced by payments made by or on behalf of the Customer pursuant to Section 4.04 of the Servicing Agreement with respect to such Contract.

         "Overdue Payment" means, with respect to any Defaulted Contract and any given Collection Period, all payments due in a prior Collection Period that the Servicer receives from or on behalf of a Customer during such given Collection Period on such Defaulted Contract.

         "Panmure" means WestLB Panmure Securities, Inc.

                                     Q-20       Warehouse and Security Agreement

         "Payment Date" means (i) the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) beginning in the calendar month following the calendar month in which the initial Advance shall take place, (ii) each other Business Day on which a prepayment of the Advances is required under Section 2.07 of this Loan Agreement, (iii) each Prepayment Date, (iv) each day on which a Securitization permitted by Section 2.07(e) of this Loan Agreement is funded, (v) the Facility Termination Date,
(vi) each Business Day after the Facility Termination Date designated by the Lender as a Payment Date, and (vii) each day on which the Borrower is required to make a payment to the Hedge Counterparty under an Interest Rate Hedging Agreement.

         "Payoff Letter" means a letter that (i) is addressed to the Lender,
(ii) is signed by a Prior Lender, (iii) identifies particular Previously Financed Contracts, (iv) specifies that, upon receipt of a specified dollar amount by such Prior Lender, all Liens and other interests of such Prior Lender in such Contracts shall automatically be released and, if applicable, transferred to the Borrower, without any further action by any Person, (v) delivers to the Lender (or its agent) partial or full releases, as applicable, with respect to such Contracts for filing in appropriate UCC recording offices, and authorizes the Lender to file such releases upon the receipt of such specified dollar amount, (vi) contains "further assurance" clauses acceptable to Lender, and (vii) is otherwise satisfactory in form and substance satisfactory to the Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Advance Date" means, during the Commitment Period, but in no event more often than once per week, the date which occurs three (3) Business Days following the Borrower's delivery of a Notice of Borrowing and Pledge to the Lender, with a copy to the Collateral Agent; provided, however, that no Permitted Advance Date shall occur during the period from and including any Determination Date to but excluding the next succeeding Payment Date.

         "Permitted Investments" means:

                  (i) Direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (ii) Demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating of A-1+ or better by S&P and P-1 or better from Moody's;

                                     Q-21       Warehouse and Security Agreement

                  (iii) Commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's of P-1 or better and a rating of A-1+ or better from S&P;

                  (iv) Investments in money market funds having a rating from Moody's in the highest investment category granted thereby and a rating of AAA from S&P;

                  (v) Demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC;

                  (vi) Bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                  (vii) Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; and

                  (viii) Any other investments approved in writing by Lender;

provided that Permitted Investments may be purchased by or through the Collateral Agent or any of its Affiliates, or with respect to the Collection Account, Bank of America.

         "Permitted Lien" means any tax lien (if such taxes are not at the time due and payable) or non-material mechanics' lien on an item of Equipment provided the same does not extend to the related Contract.

         "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

         "Plan" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity or otherwise.

         "Predecessor Servicer Work Product" has the meaning set forth in
Section 5.02(d) of the Servicing Agreement.

         "Prepayment Amount" means the amount deposited by the Borrower in the Distribution Account in connection with any optional prepayment of the Total Outstanding Advances and other Secured Obligations pursuant to Section 2.08 of this Loan Agreement (or any portion thereof with the prior written consent of the Lender pursuant to Section 2.08).

         "Prepayment Date" means any date on which an optional prepayment of Advances is made by the Borrower pursuant to Section 2.08(a) hereof.

                                     Q-22       Warehouse and Security Agreement

         "Prepayment Premium" means, (a) if such prepayment is made by Borrower using funds other than proceeds of a financing arranged by WestLB or any of its Affiliates, (i) with respect to any Prepayment Date that occurs on or prior to the last day of the eighteenth calendar month following the month of the Closing Date, the product of 2.0% and the Maximum Facility Amount, and (ii) with respect to any Prepayment Date that occurs after the last day of the eighteenth calendar month following the month of the Closing Date, the product of 1.0% and the Maximum Facility Amount or (b) if such prepayment is made by Borrower using the proceeds of a financing arranged by WestLB or any of its Affiliates, zero.

         "Previously Financed Contract" means any Contract that at any time was subject to a Lien (other than the Lien arising hereunder).

         "Prior Lender" means any creditor, purchaser or other Person (other than the Lender) that has held a Lien on a Contract to be included in the Borrowing Base.

         "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable under or in connection with any of the Collateral, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

         "Purchase Price" means the price paid by the Borrower to FinPac under the Acquisition Agreement for the purchase of Contracts and other Collateral related thereto.

         "Quarterly Static Pool" means, with respect to any calendar quarter, beginning with the calendar quarter ending December 31, 2001, the pool of all contracts, leases, installment sales contracts or similar contracts including, without limitation, the Contracts originated by FinPac during such calendar quarter.

         "Ramp-up Period" means (x) the 90-day period commencing on the initial Funding Date and (y) if there shall have been a release of the security interest in all Collateral then pledged to the Collateral Agent, in connection with an optional prepayment in whole of the then Total Outstanding Advances pursuant to
Section 2.08(a) of this Loan Agreement, the 90-day period commencing on the date of such release.

         "Receivables" means, with respect to any Contract and any Determination Date, all of, and the right to receive all of (a) the Scheduled Payments, (b) any prepayments made with respect of such Contract, (c) any Guaranty Amounts,
(d) any Insurance Proceeds, (e) any Residual Proceeds, (f) any Recoveries, and
(g) any other collections on or amounts payable under such Contract (excluding any amounts in respect of payments of Release Prices deposited in the Distribution Account).

                                     Q-23       Warehouse and Security Agreement

         "Recoveries" means, the monies collected from whatever source, after the respective Collection Period in which a Contract became a Defaulted Contract, on such Defaulted Contract, net of (a) the reasonable costs of liquidation (including reasonable repossession and disposition costs and expenses), and (b) any amounts required by law to be remitted to the Customer; provided, however, that the Recovery for any Contract shall not be less than zero.

         "Reference Banks" means three major banks that are engaged in transactions in the London interbank market, selected by the Hedge Counterparty.

         "Reference Banks LIBOR Determination Method" means that the LIBOR Rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time on the day that is two London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date. The Hedge Counterparty will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York, New York, selected by the Hedge Counterparty, at approximately 11:00 a.m., New York, New York time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date.

         "Registrar of Titles" means, with respect to any state and any item of Equipment with respect to which a Lien Certificate is necessary to perfect a security interest in such Equipment, the Governmental Authority responsible for the registration of, and the issuance of certificates of title relating to, such Equipment and liens thereon.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended, modified or supplemented and in effect from time to time.

         "Release Price" means, with respect to any Contract that (w) is repurchased from the Borrower pursuant to Section 6.2 of the Acquisition Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(b) of this Loan Agreement, (x) is purchased from the Borrower pursuant to Section 3.07 of the Servicing Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(c) of this Loan Agreement, (y) is included in a Securitization pursuant to Section
7.06 of this Loan Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(e) of this Loan Agreement or (z) is a Replaceable Contract, the release of which is purchased by the Borrower pursuant to Section 11.01(a) of this Loan Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(d) of this Loan Agreement, an amount equal to (i) the Implicit Principal Balance of such Contract as of the date of such purchase, repurchase or inclusion, as applicable, plus (ii) all unreimbursed Outstanding Servicer Advances relating to such Contract, plus (iii) interest on the foregoing amounts for thirty (30) days at the applicable Fixed Swap Rate.

                                     Q-24       Warehouse and Security Agreement

         "Release Schedule" means a schedule of Contracts to be released to the Borrower in accordance with Section 5(c) or Section 6 of the Custodial Agreement, in electronic format acceptable to the Collateral Agent, which schedule shall set forth the following information with respect to each
Contract: (i) the name and address of each Customer under such Contract, and
(ii) the contract number of such Contract.

         "Replaceable Contract" means a Delinquent Contract or a Defaulted Contract that is removed from the pool of Contracts by the Borrower in accordance with Section 11.01 of this Loan Agreement.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

         "Request for Release and Receipt of Document" shall have the meaning set forth in Section 6(b) of the Custodial Agreement.

         "Required Audit Report" means any report required to be delivered pursuant to Section 3.11 of the Servicing Agreement.

         "Required Credit Support Amount" means, as of any date of determination, the greater of (a) the product of (i) the Weighted Average Life of the Eligible Contracts as of such date of determination multiplied by (ii)
3.0 multiplied by (iii) the Annualized Charge Off Ratio as of the most recent Determination Date, and (b) the sum of 28.0% plus the Required Reserve Account Percentage.

         "Required Documents" shall mean, with respect to a Contract, each instrument, agreement, document, certificate or other writing, now or hereafter executed or delivered in respect of such Contract which is required pursuant to
Section 2 of the Custodial Agreement, which shall include (i) any document with respect to such Contract delivered pursuant to Section 2.04(a) or clause (i) of
Section 2.04(c) of the Loan Agreement, (ii) the Contract Schedule for such Contract (which shall be annexed to Exhibit 5 to the Custodial Agreement), and
(iii) the Funding Date Documentation for such Contract. For clarity, the Required Documents with respect to any Contract shall not include the Servicing Documents with respect to such Contract.

         "Required Reserve Account Amount" means (a) as of any date of determination prior to the Facility Termination Date, the greater of (i) the product of the Required Reserve Account Percentage and the Aggregate Implicit Principal Balance of Eligible Contracts (including without limitation the Aggregate Implicit Principal Balance of Eligible Contracts to be funded on such date of determination, if any) and (ii) the Required Reserve Account Floor Amount and (b) as of any date of determination on or after the Facility Termination Date, the greater of (i) the amount specified in clause (a) above and (ii) the Reserve Account Available Amount as of such date of determination (after giving effect to any withdrawals from the Reserve Account on such date of determination in accordance with clauses first through seventh of Section 3.03(b) of this Loan Agreement).

         "Required Reserve Account Floor Amount" means (a) as of any date of determination as of which the Aggregate Implicit Principal Balance of all Eligible Contracts is less than or equal

                                     Q-25       Warehouse and Security Agreement
to $10,000,000, $100,000, (b) as of any date of determination as of which the Aggregate Implicit Principal Balance of all Eligible Contracts is greater than $10,000,000 and less than or equal to $20,000,000, $200,000, and (c) as of any date of determination as of which the Aggregate Implicit Principal Balance of all Eligible Contracts is greater than $20,000,000, $250,000.

         "Required Reserve Account Percentage" means 1.0%; provided, however, if a Level I Static Pool Net Loss Event occurs, the Required Reserve Account Percentage shall be equal to 4.0%, unless the Lender, in its sole discretion, delivers written notice to the Borrower that such percentage shall be 1.0%.

         "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 12.01(c) of this Loan Agreement.

         "Reserve Account Available Amount" means, as of any date, all amounts then on deposit in the Reserve Account (including, without limitation, all Investment Earnings with respect to the Reserve Account).

         "Reserve Account Property" means the Reserve Account, all amounts and investments held from time to time in the Reserve Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all the Proceeds of the foregoing.

         "Reserve Account Regular Application Amount" means, with respect to any Payment Date, the lesser of (x) the Deficiency Claim Amount, if any, for such Payment Date and (y) the Reserve Account Available Amount for such Payment Date.

         "Reset Date" means, with respect to each Advance, the first day of the Accrual Period for such Advance.

         "Residual Proceeds" means, with respect to any Contract that is not a Defaulted Contract and the related Equipment, the net proceeds (including Insurance Proceeds) of any sale, present value of rent streams to be received for a release (including any lease renewal) or other disposition of such Equipment.

         "Responsible Officer" means, as to any Person, the president, chief executive officer, chief accounting officer, treasury manager or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Lender to its satisfaction.

         "Scheduled Payment" means, with respect to each Contract, the periodic payment (exclusive of any amounts in respect of insurance, maintenance or taxes) set forth in such

                                     Q-26       Warehouse and Security Agreement

Contract due from the related Customer. With respect to any Payment Date, Scheduled Payments means, where applicable, Scheduled Payments due in the related Collection Period.

         "Secured Obligations" means the unpaid principal amount of, and interest on the Advances, any Swap Obligations and all other obligations and liabilities of the Borrower to the Lender or the Hedge Counterparty (for whose benefit the Collateral Agent holds its security interest in the Collateral pursuant to Section 4.01(c) of this Loan Agreement) or any Indemnified Party (including, but not limited to, fees, expenses and indemnification payments owed to the Collateral Agent under Sections 7 and 13 of the Custodial Agreement or to the Backup Servicer under the Servicing Agreement) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender, the Hedge Counterparty, otherwise). For purposes hereof, "interest" shall include, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

         "Secured Parties" means the Lender and the Hedge Counterparty.

         "Securities Intermediary" has the meaning assigned to such term in
Section 12.04 of this Loan Agreement.

         "Securitization" means a securitization of all or any portion of the Contracts by a trust or other entity established by or on behalf of the Borrower or one of its Affiliates (including any trust or other entity formed by another Person in connection with the securitization of Contracts and with respect to which the Borrower or one of its Affiliates retains an interest in such entity or the Contracts). Without limiting the foregoing, a Securitization shall include (i) the issuance of notes, trust certificates or other instruments or securities to be paid from the Proceeds of Contracts, and (ii) the sale of undivided interests in Contracts.

         "Servicer" means FinPac or any successor servicer appointed as provided in this Loan Agreement and the Servicing Agreement.

         "Servicer Advance" has the meaning assigned to such term in Section
4.04 of the Servicing Agreement.

         "Servicer Extension Notice" has the meaning assigned to such term in
Section 5.03 of the Servicing Agreement.

         "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer pursuant to Section 3.09 of the Servicing Agreement, substantially in the form of Exhibit 3.09 thereto.

                                     Q-27       Warehouse and Security Agreement

         "Servicing Agreement" means the Servicing Agreement, dated as of December 14, 2001, among the Borrower, the Lender, the Backup Servicer, the Collateral Agent and the Servicer, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Servicing Documents" means all Servicing Records, servicing agreements (including, without limitation, the Servicing Agreement), servicing rights, pledge agreements (including, without limitation, the Custodial Agreement), and any other collateral pledged or otherwise relating to the Contracts, together with all files, documents, instruments, certificates, correspondence, accounting books and records relating thereto or to the Contract Documents.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section
3.08 of the Servicing Agreement.

         "Servicing Officer" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Contracts , whose name appears on a list of servicing officers contained in an Officers' Certificate delivered by the Servicer to the Lender, the Collateral Agent and the Backup Servicer, as such list may be amended from time to time.

         "Servicing Rate" means 1.00% per annum; provided that from and after the date a successor Servicer is appointed as Servicer the Servicing Rate shall be the then current market rate for servicing similar contracts as agreed between the successor Servicer and the Lender.

         "Servicing Records" shall have the meaning provided in Section 14.14(b) of this Loan Agreement.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Specified Event" means, with respect to any Contract, the occurrence of any of the following:

                  (a) the payment and performance in full of all obligations of the Customer under such Contract;

                  (b) such Contract becoming a Defaulted Contract and the acquisition and sale of the related Equipment or other related Collateral in connection with the enforcement of such Contract pursuant to Section 3.03 of the Servicing Agreement, or the receipt or collection of any other Recoveries in respect of such Contract;

                  (c)      such Contract becoming a Delinquent Contract;

                  (d) the collection of Insurance Proceeds payable against the Customer's balance in respect of the related Equipment; or

                  (e) such Contract is removed from the pool of Contracts pursuant to Section 2.07 or 2.08 or Article XI of this Loan Agreement.

                                     Q-28       Warehouse and Security Agreement

         "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Substantial Securitization" means a Securitization of all or substantially all of the Contracts.

         "Substitute Contract" means an Eligible Contract that is added to the pool of Eligible Contracts by the Borrower as a substitute for a Replaceable Contract, in accordance with Sections 11.01(b) and (c) of this Loan Agreement.

         "Swap Obligations" means any amounts due and payable to the Hedge Counterparty pursuant to the terms of any Interest Rate Hedging Agreement, including, without limitation, any amounts set forth in Sections [2, 6 and 11] of any Interest Rate Hedging Agreement.

         "Swap Payment" means any payment by the Hedge Counterparty to the Borrower pursuant to an Interest Rate Hedging Agreement.

         "Tangible Net Worth" means, with respect to any Person on any date of determination, the difference between:

         (a) the tangible assets of such Person and its Affiliates calculated in accordance with GAAP; provided, however, that : (A) in no event shall there be included in the above calculation trade names, copyrights, licenses, goodwill, organizational costs, advances or loans to, or receivables from, directors, officers, employees or affiliates (excluding amounts owing to the initial Servicer by Financial Pacific Company arising from the formation of Servicer, and amounts due to Servicer from Borrower), amounts relating to covenants not to compete, pension assets, deferred charges (excluding unamortized lease origination costs and debt acquisition costs), or treasury stock or any securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities; (B) securities included in such tangible assets shall be taken into account at their current market price or cost, whichever is lower; and (C) any write-up in the book value of any assets shall not be taken into account; and

         (b) all indebtedness, including subordinated debt of such Person and its Subsidiaries and Affiliates.

         "Total Outstanding Advances" means, as of any date of determination, the unpaid principal amount of all Advances outstanding hereunder.

         "Transfer Taxes" shall have the meaning specified in Section 3.2(b) of the Acquisition Agreement.

                                     Q-29       Warehouse and Security Agreement

         "UCC" means the Uniform Commercial Code as amended from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of any provision of this Loan Agreement or any other Loan Document relating to such perfection or the effect of perfection or non-perfection.

         "Underwriting Guidelines" means the credit approval guidelines used by FinPac in the origination or purchase of contracts, leases, installment sales contracts and similar contracts, including without limitation, the Contracts, a copy of which was provided to the Lender pursuant to Section 5.01 of this Loan Agreement, as amended from time to time in accordance with Section 3.18 of the Servicing Agreement.

         "Weighted Average Life" means, with respect to any date of determination, the weighted average life of the Eligible Contracts as of such date of determination (after giving effect to the Eligible Contracts to be financed on such date of determination, if any).

         "WestLB" means Westdeutsche Landesbank Girozentrale, New York Branch.

                                     Q-30       Warehouse and Security Agreement